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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INSMED INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE

and

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

MAY 29, 2014

9 Deer Park Drive, Suite C
Monmouth Junction, New Jersey 08852-1923

Insmed Incorporated
9 Deer Park Drive, Suite C
Monmouth Junction, NJ 08852-1923
(732) 997-4600

ANNUAL MEETING OF SHAREHOLDERS

April 17, 2014

To the Shareholders:

        We cordially invite you to attend the 2014 Annual Meeting of Shareholders to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 29, 2014, at 9:00 a.m. local time (the "Annual Meeting"). A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to:

  (i)
  elect two Class II directors, Donald Hayden, Jr. and David W.J. McGirr, to serve until the 2017 Annual Meeting of Shareholders;

  (ii)
  conduct an advisory vote on the compensation of our named executive officers;

  (iii)
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

  (iv)
  transact such other business as may properly come before the meeting.

        Please read the notice and proxy statement carefully, and vote by telephone, electronically through the Internet, by completing, signing and mailing the enclosed proxy card promptly, or in person at the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares of Insmed common stock you own, please vote promptly.

Sincerely yours,
/s/ DONALD HAYDEN, JR. DONALD HAYDEN, JR. Chairman of the Board

INSMED INCORPORATED

9 Deer Park Drive, Suite C
Monmouth Junction, NJ 08852-1923
(732) 997-4600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2014

        NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders of Insmed Incorporated will be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 29, 2014, at 9:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), for the following purposes:

  1.
  To elect two Class II directors, Donald Hayden, Jr. and David W.J. McGirr, to serve until the 2017 Annual Meeting of Shareholders;

  2.
  To conduct an advisory vote on the compensation of our named executive officers;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

  4.
  To transact such other business as may properly come before the meeting.

        Holders of record of shares of Insmed common stock at the close of business on April 1, 2014, will be entitled to vote at the Annual Meeting.

        You are requested to vote promptly by telephone, electronically through the Internet, or by completing, signing and mailing the enclosed proxy card, regardless of whether you expect to attend the Annual Meeting. If you are present at the Annual Meeting, you may vote in person even if you already have sent in your proxy.

By Order of the Board
/s/ CHRISTINE PELLIZZARI Christine Pellizzari Corporate Secretary

April 17, 2014

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 29, 2014

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2014 ANNUAL MEETING AND OUR
ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013, ARE
AVAILABLE AT: www.insmed.com under the heading "Investor Relations—SEC Filings."

In this Proxy Statement, we use the words "Insmed Incorporated" to refer to Insmed Incorporated, a Virginia corporation, and we use the words "Company," "Insmed," "we," "us" and "our" to refer to Insmed Incorporated and its consolidated subsidiaries. ARIKACE® and IPLEX®, are registered trademarks of Insmed Incorporated and InsmedTM and ARIKAYCETM, are trademarks of Insmed Incorporated. This Proxy Statement also contains trademarks of third parties. Each trademark of another company appearing in this Proxy Statement is the property of its owner.

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

of

INSMED INCORPORATED
To be held May 29, 2014

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

        The Board of Directors (the "Board") of Insmed Incorporated is soliciting your proxy for the Annual Meeting of Shareholders to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 29, 2014, at 9:00 a.m., local time and any adjournment or postponement thereof (the "Annual Meeting"). The Securities and Exchange Commission has adopted rules that allow us to mail a notice to our shareholders advising that our proxy statement, annual report to shareholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. We intend to begin mailing either the proxy statement and related proxy materials or the required notice, called a Notice of Internet Availability of Proxy Materials, or Notice, to shareholders on or about April 17, 2014. The proxy materials will be posted on the Internet at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper copy or email copy of the proxy materials, unless you request one in the manner provided in the Notice.

        The Notice contains important information, including the date, time and location of the Annual Meeting; a brief description of the matters to be voted on at the Annual Meeting; a list of the proxy materials available for voting at the website provided above, including the control number you will need to access the site; and instructions on how to access and review the materials online, how to vote your shares over the Internet, and how to request a paper or email copy of the proxy materials.

Information about the Annual Meeting

        Who May Vote.    Shareholders of record at the close of business on April 1, 2014 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, we had 39,268,885 outstanding shares of our common stock, $0.01 par value per share (the "Common Stock"). Each share of our Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the Annual Meeting. Beneficial owners of shares of our Common Stock may direct the record holder of the shares on how to vote the shares held on their behalf.

        Of the Common Stock outstanding as of the Record Date, 1,765,271 shares represent shares retained by us as security for potential indemnification payments (the "Holdback Shares"), as described in the Agreement and Plan of Merger with Transave, Inc. (the "Merger Agreement"), filed as Exhibit 2.1 to our Current Report on Form 8-K filed on December 2, 2010 and incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2013. Such Holdback Shares will not be represented at the Annual Meeting for quorum purposes and will not be voted on any of the matters presented at the Annual Meeting.

        Shareholders of Record.    If on the Record Date, shares of our Common Stock were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person or by proxy at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we hope you will take the time to vote your shares.

        How can you vote?    If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

  1.
  By Telephone—Dial 1-800-690-6903 using any touch-tone phone to transmit your voting instructions up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the voting instructions given to you over the phone.

  2.
  By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.

  3.
  By Internet—If you have Internet access, you may authorize the voting of your shares by following the "Submit a proxy by Internet" instructions set forth on the enclosed proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.

  4.
  In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

        Beneficial Owners of Shares.    If on the Record Date, your shares of our Common Stock were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting and is required to vote those shares in accordance with your instructions. If you do not give instructions to the organization holding your account, then the organization will have discretion to vote the shares with respect to "routine" matters but will not be permitted to vote the shares with respect to "non-routine" matters. Accordingly, if you do not instruct your broker or other agent on how to vote your shares with respect to the "non-routine" matters, your shares will be "broker nonvotes" with respect to that proposal, which means your shares will not be voted. Proposal 1, the election of directors, is a non-routine matter. Proposal 2, the advisory vote on the compensation of our named executive officers, is a non-routine matter. Proposal 3, the ratification of independent registered public accounting firm, is a routine matter. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you are a beneficial owner and not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

        Quorum and Vote Required to Approve Each Item on the Proxy.    Shares of our Common Stock representing a majority of the votes entitled to be cast on a matter at the Annual Meeting will constitute a quorum for the transaction of business with respect to such matter, unless otherwise provided by law or in our Articles of Incorporation, as amended ("Articles of Incorporation").

        Proposal 1, the election of directors, requires the affirmative vote of the holders of a plurality of the votes cast in the election of directors. This means that the nominee(s) who receive the highest number of affirmative votes cast are elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Signing and returning your proxy will constitute a vote "for" the nominees unless your proxy specifies that you are withholding authority to vote for the nominees or for a specific nominee. Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast. In the event that any of the nominees are unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted "for"

the substitute nominee unless other instructions are given in the proxy. The Board has no reason to believe that any nominee will be unavailable.

        Proposal 2, approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting. This vote is advisory in nature and is not binding on, nor does it overrule, any decisions of the Company, the Board or the Compensation Committee. In the event that a majority of the votes cast are against the Proposal 2, however, the Board and the Compensation Committee will carefully consider the outcome of the vote and the reasons therefore when making future decisions on the compensation of our named executive officers. Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast.

        Proposal 3, ratification of a registered public accounting firm, does not require shareholder ratification under Virginia law, our Articles of Incorporation or our Amended and Restated Bylaws ("Bylaws"). However, the Board is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting. In the event that Proposal 3 is not approved, the Audit Committee of the Board will consider the vote and the reasons therefore in future independent auditor selection decisions.

        Revoking a Proxy.    Anyone giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the Annual Meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted at the Annual Meeting.

        Cost of Soliciting Proxies.    We will pay the cost of soliciting proxies. In addition to the use of mail, proxies may be solicited in person or by telephone by our employees. We have engaged Proxy Advisory Group to assist us in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Proxy Advisory Group approximately $14,500 for their services and reimburse them for their out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items. We will indemnify Proxy Advisory Group from any losses arising from that firm's proxy soliciting services on our behalf.

Principal Executive Offices of Insmed

        The address of our principal executive offices is 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey, 08852-1923.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

        The Board has nominated two current Class II directors, Donald Hayden, Jr. and David W.J. McGirr (the "nominees" and each a "nominee") for re-election at the Annual Meeting for the three-year term expiring at the 2017 Annual Meeting of Shareholders. Each of the nominees was recommended for election by the Nominations and Governance Committee and the other members of the Board. Below is some information on the nominees.

        Donald Hayden, Jr.    Mr. Hayden has been a member of our Board since December 2010. Mr. Hayden has been the non-Executive Chairman of our Board since December 2010, except for the period from May 2012 to September 2012, when he acted as our Executive Chairman during a transition of senior level management. He previously served as the Executive Chairman of Transave, a biotechnology company, from 2006 until 2010, when Transave was acquired by Insmed. From 1981 to 2006, Mr. Hayden was an executive with Bristol-Myers Squibb Company, where he served in key executive roles including President of Global Pharmaceuticals; Executive Vice President and President, Americas; Executive Vice President of the Health Care Group; President of Oncology and Immunology; and Senior Vice President of Worldwide Franchise Management and Business Development. Mr. Hayden currently serves as lead independent director of Amicus Therapeutics Inc. (Nasdaq: FOLD), a biopharmaceutical company. Mr. Hayden is also a director of Otsuka America Pharmaceuticals, Inc., the U.S. subsidiary of Otsuka Pharmaceutical Company, Limited, a manufacturer of pharmaceuticals and nutraceutical products. Mr. Hayden also serves on the boards of directors for five privately-held companies: Alvine Pharmaceuticals; Nora Therapeutics; ReGenX Biosciences; Dimension Therapeutics; and Vitae Pharmaceuticals. Mr. Hayden is also a senior advisor to Prospect Venture Partners, a venture capital firm. Mr. Hayden holds a Bachelor of Arts degree in general studies from Harvard University and a Masters of Business Administration degree from Indiana University.

        Key Attributes, Experience and Skills: Mr. Hayden has more than 30 years of pharmaceutical industry experience, including roles in executive management, commercialization, business development, and financial and strategic planning. This extensive experience makes him a valuable asset to our Board. Furthermore, Mr. Hayden's leadership abilities and experiences make him particularly well qualified to be our Chairman.

        David W.J. McGirr, MBA.    Mr. McGirr has been a member of our Board since October 2013. Mr. McGirr serves Cubist Pharmaceuticals, Inc. (Nasdaq: CBST), a biopharmaceutical company, as a Senior Advisor to the Chief Executive Officer. He previously served as Senior Vice President and Chief Financial Officer from November 2002 to March 2013, and as Treasurer from 2002 until 2003. From 1999 to 2002, Mr. McGirr was the President and Chief Operating Officer of hippo inc, a venture-financed internet technology company, and was also a member the hippo inc. board of directors from 1999 to 2003. From 1996 to 1999, he was the President of GAB Robins North America, Inc., a risk management company, serving also as Chief Executive Officer from 1997 to 1999. Mr. McGirr was a private equity investor from 1995 to 1996. From 1978 to 1995, Mr. McGirr served in various positions within the S.G. Warburg Group, ultimately as Chief Financial Officer, Chief Administrative Officer and Managing Director of S.G. Warburg & Co., Inc., a position held from 1992 to 1995. Mr. McGirr serves on the board of directors of Relypsa, Inc. (Nasdaq: RLYP), a clinical-stage biopharmaceutical company, and Roka Bioscience, Inc., a molecular diagnostics company. Mr. McGirr holds a Bachelor of Science degree in civil engineering from the University of Glasgow and a Master of Business Administration degree from The Wharton School at the University of Pennsylvania.

        Key Attributes, Experience and Skills: Mr. McGirr has more than 30 years of experience as a senior financial executive including the past 11 years at Cubist, which secured a number of product approvals and launched these products across multiple markets during his tenure. The Board believes that Mr. McGirr brings a unique combination of skills to the Board, including public company and public company board experience, capital markets insight, operational and corporate development experience and significant expertise in the healthcare sector, specifically with infectious diseases, and that his background is ideally suited to help guide the Company in building a commercial biopharmaceutical company with a franchise of novel therapies at the intersection of orphan, pulmonary, and infectious diseases.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE CLASS II DIRECTOR NOMINEES.

The Board

        Our Articles of Incorporation provide that our Board shall consist of not more than 12 directors, with the exact number to be prescribed by our Bylaws. Our Bylaws provide that the number of directors constituting our Board shall be designated by a resolution of the Board but shall be not less than six or more than ten. Our Board has adopted resolutions designating seven directors. The directors are divided into three classes—Class I, Class II and Class III. Each class of directors serves for three years on a staggered term basis.

        The Board has nominated two Class II directors, each of whom is currently a director with a term of office that expires at our 2014 Annual Meeting of Shareholders: Donald Hayden, Jr. and David W.J. McGirr. If re-elected, their term of office will expire at our 2017 Annual Meeting of Shareholders. The term of the Class III directors, Melvin Sharoky, M.D. and Randall W. Whitcomb, M.D., will expire at the 2015 Annual Meeting of Shareholders. The term of the Class I directors, Steinar J. Engelsen, M.D., Alfred F. Altomari, and William H. Lewis, will expire at the 2016 Annual Meeting of Shareholders.

        The following table sets forth the names of the directors nominated to be re-elected at the Annual Meeting and the names of the continuing directors not subject to re-election, the year each such person was first elected as a director, the positions currently held by each such person, the year such person's current term as a director will expire and the director class to which such person belongs or will belong:

Nominee's or Director's Name	Age	Position(s) with the Company	Year First Became Director and Year Current Term Will Expire	Class of Director
Nominees for Class II Directors:
Donald Hayden, Jr.	58	Chairman of the Board	2010 - 2014	II
David W.J. McGirr(1)	59	Director	2013 - 2014	II
Continuing Directors:
Melvin Sharoky, M.D.(2)(3)	63	Director	2001 - 2015	III
Randall W. Whitcomb, M.D.(2)(3)	59	Director	2001 - 2015	III
Alfred F. Altomari(4)(5)	55	Director	2012 - 2016	I
Steinar J. Engelsen, M.D.(5)(6)	63	Director	1999 - 2016	I
William H. Lewis	45	President and Chief Executive Officer, and Director	2012 - 2016	I

(1)
Chairman of the Audit Committee.

(2)
Member of the Nominations and Governance Committee.

(3)
Member of the Compensation Committee.

(4)
Chairman of the Compensation Committee.

(5)
Member of the Audit Committee.

(6)
Chairman of the Nominations and Governance Committee.

  Incumbent Directors Whose Term Expires at the 2015 Annual Meeting of Shareholders (Class III Directors).

        Melvin Sharoky, M.D.    Dr. Sharoky has been a member of our Board since May 2001 and served as Chairman of our Board from June 2009 to December 2010. Since January 2008, Dr. Sharoky has been retired. From 2007 to 2012, he was a member of the board of directors of Par Pharmaceutical Companies, Inc. (NYSE:PRX), a publicly-traded pharmaceutical manufacturer. From 2002 to 2007, Dr. Sharoky was President and Chief Executive Officer of Somerset Pharmaceuticals, Inc. Dr. Sharoky continued as a consultant to Somerset until 2007. From 2001 to 2002, Dr. Sharoky was retired. From July 1995 to June 2001, Dr. Sharoky served as President of Somerset Pharmaceuticals. From 1995 through 1998, Dr. Sharoky was President of Watson Pharmaceuticals, Inc., and from 1993 to 1998 he was President and chief executive officer of Watson's wholly-owned subsidiary, Circa Pharmaceuticals, Inc. From 1988 to 1993, Dr. Sharoky held various senior executive positions with Circa Pharmaceuticals. From February 1986 to June 1988, Dr. Sharoky was Vice President and Chief Medical Officer of Pharmakinetics Laboratories, Inc. Dr. Sharoky holds a Bachelor of Arts degree in biology from the University of Maryland in Baltimore County and a Doctor of Medicine degree from the University of Maryland School of Medicine.

        Key Attributes, Experience and Skills: Dr. Sharoky has more than 25 years of experience in the pharmaceutical industry. The Board believes that, in addition to his medical experience as a physician, Dr. Sharoky's background as an executive of pharmaceutical companies brings senior management, leadership, financial and strategic planning experience to our Board.

        Randall W. Whitcomb, M.D.    Dr. Whitcomb has been a member of our Board since November 2001, and served as our designated lead independent director from May 2012 to July 2013. Since 2008, Dr. Whitcomb has been a consultant to various companies and serves as a senior advisor to Frazier Healthcare, a venture capital firm. From 2001 to 2006, Dr. Whitcomb was Chief Medical Officer of Quatrx Pharmaceuticals, Inc., a privately-held, drug development company he founded. From 1992 through 2000, Dr. Whitcomb held various management positions with Parke-Davis Pharmaceutical Research, Inc., a division of Warner Lambert Company, serving as Vice President of Drug Development with particular responsibility for the development and approval of products for women's health care, metabolic diseases and diabetes. After Pfizer acquired Warner Lambert, Dr. Whitcomb was Vice President Global Project Management for Pfizer Global Research and Development. From 1987 through 1992, Dr. Whitcomb was on the faculty of Massachusetts General Hospital and Harvard Medical School. Dr. Whitcomb serves on the board of directors of Atterocor, a private drug development company. Dr. Whitcomb holds a Bachelor of Arts degree in biology and chemistry from Tabor College and a Doctor of Medicine degree from the University of Kansas.

        Key Attributes, Experience and Skills: Dr. Whitcomb has more than 25 years of experience in the life sciences industry. The Board believes that, in addition to his medical experience as a physician, Dr. Whitcomb's experience in venture capital investing and extensive management experience bring leadership, financial and strategic planning strength to our Board.

  Incumbent Directors Whose Term Expires at the 2016 Annual Meeting of Shareholders (Class I Directors)

        Alfred F. Altomari.    Mr. Altomari was elected to our Board in August 2012. Since October 2010, Mr. Altomari has served as President and Chief Executive Officer of Agile Therapeutics, a women's health specialty pharmaceutical company. Mr. Altomari is also a member of Agile's board of directors and prior to being named President and chief executive officer, he served as Agile's Executive Chairman from 2004 to 2010. From 2008 to September 2010, Mr. Altomari was also a consultant to Agile. From 2003 to 2008, Mr. Altomari held multiple senior management positions at Barrier Therapeutics, Inc., including Chief Commercial Officer, Chief Operating Officer, and Chief Executive

Officer. In 2008, in his role as Chief Executive Officer and as a member of Barrier's board of directors, Mr. Altomari completed the successful sale of Barrier to Stiefel Laboratories, which was subsequently acquired by GlaxoSmithKline plc. From 1982 to 2003, Mr. Altomari held numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance with Johnson & Johnson. Mr. Altomari also serves on the board of directors of Recro Pharma, Inc. Mr. Altomari holds a Master of Business Administration degree from Rider University and Bachelor of Science degrees in finance and accounting from Drexel University.

        Key Attributes, Experience and Skills: Mr. Altomari is a pharmaceutical industry veteran with more than 30 years of experience. The Board believes that Mr. Altomari's experience in pharmaceutical companies with commercialized products, the launch of certain products and more than 20 years of focus on the development and marketing of specialty pharmaceutical products makes him uniquely suited to guide the Board in strategic planning, operational and commercial matters.

        Steinar J. Engelsen, M.D.    Dr. Engelsen has been a member of our Board since our inception in November 1999 and was a director of Insmed Pharmaceuticals, our predecessor entity, from 1998 to 2000. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest AS, a venture capital firm based in Norway. In addition, from January to November 2000, Dr. Engelsen was acting chief executive officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. From 1989 until 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, and its affiliated companies. He was responsible for therapeutic research and development, serving as Senior Vice President, Research and Development of Nycomed Pharma AS from 1994 until 1996. Dr. Engelsen holds a Master of Science degree in nuclear chemistry and a Doctor of Medicine degree from the University of Oslo and is a Certified European Financial Analyst.

        Key Attributes, Experience and Skills: Dr. Engelsen has more than 20 years of experience in the pharmaceutical industry, including his experience as a financial analyst and as an investor in biopharmaceutical companies. The Board believes that Dr. Engelsen's finance and management experience in biopharmaceutical companies enables him to provide operating insights to the Board. In addition, his experience and background in research and development is an asset to the Board.

        William H. Lewis.    Mr. Lewis joined us in September 2012 as our President and Chief Executive Officer and as a member of our Board. From 2011 to 2012, Mr. Lewis was a consultant, and in that capacity acted as a consultant to our Board from June 2012 until September 2012. From 2009 to 2011, Mr. Lewis was President of Aegerion Pharmaceuticals, Inc. (Nasdaq: AEGR), or Aegerion, a biopharmaceutical company focused on developing therapies for rare diseases, which Mr. Lewis co-founded in 2005. From 2005 to 2009, Mr. Lewis was the Chief Financial Officer of Aegerion. Prior to co-founding Aegerion, Mr. Lewis spent10 years working in the U.S. and Europe in investment banking for JP Morgan, Robertson Stephens, and Wells Fargo. During his time in investment banking, he was involved in a broad range of domestic and international capital raising and advisory work. Mr. Lewis serves as a member of the board of BioNJ, an organization of member companies that is dedicated to advancing biotechnology and related industries in New Jersey, where he chairs the public policy committee. He serves as a member of the board of directors of Oberlin College and is a member of the visiting committees of the Weatherhead School of Management of Case Western Reserve University and The Hawken School. Mr. Lewis holds a Bachelor of Arts degree cum laude from Oberlin College and a Master of Business Administration/Juris Doctor degree with Honors from Case Western Reserve University. Prior to attending graduate school he worked in the Foreign Service for the US Government.

        Key Attributes, Experience and Skills: Mr. Lewis has more than 20 years of executive experience in the life sciences industry and a track record of success in the pharmaceutical and finance industries both in the US and internationally. During his tenure at Aegerion, Mr. Lewis played a pivotal role in re-orienting the company's strategy to focus on orphan disease indications enabling Aegerion to go public in one of the best performing initial public offerings (IPOs) of 2010. The Board believes that Mr. Lewis brings significant qualifications including his experience as a seasoned entrepreneur and senior executive with a fast-growing biotechnology company. In addition, Mr. Lewis offers the Board significant insights and experience with financing, orphan drug technology, and international business development.

Executive Officers

        The following table sets forth our current executive officers, their ages, the positions currently held by each such person as of the date of this Proxy Statement and the period holding such positions.

Name	Age	Position(s)	Period During Which Officer Served in Such Position(s)
William H. Lewis	45	President and Chief Executive Officer	September 2012 - Present
Andrew T. Drechsler	42	Chief Financial Officer	November 2012 - Present
Renu Gupta, M.D.	58	Executive Vice President of Development and Chief Medical Officer(1)	December 2010 - Present
Matthew Pauls	43	Chief Commercial Officer	April 2013 - Present
Christine Pellizzari	46	General Counsel and Secretary	July 2013 - Present

(1)
On April 2, 2014, the Company announced that Dr. Gupta will transition to a new role as Special Advisor to the Chief Executive Officer, effective as of April 21, 2014. She will serve in this position until her departure from the Company later this year.

        William H. Lewis.    Mr. Lewis's biographical information is summarized above under "The Board."

        Andrew T. Drechsler.    Mr. Drechsler joined us as our Chief Financial Officer in November 2012. Mr. Drechsler has 16 years of financial and operational leadership experience in both public and private life sciences companies. From 2007 to 2012, Mr. Drechsler was Chief Financial Officer of VaxInnate Corporation, a privately held biotechnology company. From 2005 to 2007, Mr. Drechsler was Chief Financial Officer of Valera Pharmaceuticals, a publicly traded specialty pharmaceutical company that was acquired by Indevus Pharmaceuticals, and is now part of Endo Pharmaceuticals. From 1997 to 2005, Mr. Drechsler held senior financial positions with i-STAT, now part of Abbott Laboratories, and Biomatrix, now part of Sanofi. From 1994 to 1997, Mr. Drechsler was a certified public accountant with Coopers & Lybrand. Mr. Drechsler graduated magna cum laude with a Bachelor of Science degree in accounting from Villanova University.

        Renu Gupta, M.D.    Dr. Gupta joined us as our Executive Vice President of Development and Chief Medical Officer in December 2010. From 2006 to 2010, Dr. Gupta served as the Executive Vice President of Development and Chief Medical Officer of Transave, Inc., a biotechnology company acquired by Insmed in 2010. From 2003 to 2006, Dr. Gupta was Senior Vice President of Development at Antigenics, Inc. Dr. Gupta's prior experience also includes executive clinical and development roles at Novartis and Bristol-Myers Squibb. Dr. Gupta received her bachelor and medical degrees from the University of Zambia and completed her medical and post-doctoral training at Albert Einstein Medical Center, the Wistar Institute of Anatomy and Biology, Children's Hospital of Philadelphia, and the University of Pennsylvania, where she was Adjunct Assistant Professor until 1997. Dr. Gupta has more than 25 years of development, regulatory and senior management experience with the biopharma industry. Her work has been published in leading peer-reviewed journals and she has been active in numerous relevant academic and professional societies. Dr. Gupta is a founding member of the Industrial Management Board at the Harvard Medical School, and has served as Chair of the Medical Advisory Council for Antigenics. She is a board member of Aim at Melanoma (formerly Charlie Guild Melanoma Foundation), a non-profit organization focused on melanoma research, and was previously a member of the Scientific Advisory Board at Cerimon Pharmaceuticals, Inc., a biopharmaceutical company, and the Institute of Medicine Forum on Emerging Infections, a group created by the nonprofit Institute of Medicine to compile information regarding communicable diseases.

        Matthew Pauls.    Mr. Pauls joined us as our Chief Commercial Officer on April 1, 2013. Mr. Pauls brings more than 20 years of experience in the pharmaceutical industry, including senior-level leadership roles in global marketing, US marketing, general management, sales management, reimbursement, new product launches and commercial operations at leading pharmaceutical companies. From July 2007 to March 2013, Mr. Pauls served in various senior commercial positions with several divisions of Shire Pharmaceuticals, Inc., a U.S. subsidiary of Shire PLC (LSE: SHP), a global biopharmaceutical company. Most recently, he served as Senior Vice President, Head of Global Commercial Operations, Shire Regenerative Medicine, Inc. Prior to that he served as Vice President, Head of Global Commercial Operations, Shire Specialty Pharmaceuticals, Shire Regenerative Medicine; Vice President, Product General Manager of the Behavioral Health Business Unit of Shire Specialty Pharmaceuticals; Vice President, Product General Manager of the ADHD Business Unit of Shire Specialty Pharmaceuticals; and General Manager of the ADHD Business Unit of Shire Specialty Pharmaceuticals. From 2005 to 2007, Mr. Pauls served in the senior management of Bristol-Myers Squibb Company. From 1997 to 2005, Mr. Pauls held various positions at Johnson & Johnson, Inc. Mr. Pauls received his Juris Doctor degree from Michigan State University College of Law and his Master of Business Administration and Bachelor of Science degrees from Central Michigan University.

        Christine Pellizzari.    Ms. Pellizzari joined Insmed in July 2013. She brings nearly 20 years of senior-level leadership experience in the global biotechnology and pharmaceutical industry. From August 2007 to December 2012, Ms. Pellizzari served as Executive Vice President, General Counsel and Secretary for Aegerion. From 1998 to 2007, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc., a publicly traded company that provided sales effectiveness, promotional and compliance solutions to the global pharmaceutical industry. Prior to Dendrite, Ms. Pellizzari practiced law at the firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. Before joining Wilentz, Ms. Pellizzari served as a law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her Bachelor of Arts degree, cum laude, from the University of Massachusetts, Amherst and her Juris Doctor degree from the University of Colorado, Boulder.

 CORPORATE GOVERNANCE

Corporate Governance Matters

        Code of Business Conduct and Ethics.    In December 2013, as part of our corporate governance review, we adopted an updated Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Our Code of Business Conduct and Ethics contains written standards designed to communicate our expectations of our directors, officers and employees when making decisions and conducting themselves in corporate activities, including the ethical handling and use of confidential information; actual or apparent conflicts of interest; compliance with applicable governmental laws, rules and regulations; protection of our assets and proprietary information; the ethical handling of payments and gifts received in the normal course of business and of payments made to government personnel; prompt internal reporting of violations of our Code of Business Conduct and Ethics; and accountability for adherence to our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." Our website is not a part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.

        Corporate Governance Guidelines.    In December 2013, as part of our corporate governance review, we adopted updated Corporate Governance Guidelines to assist and guide the Board in the exercise of its responsibilities. The Corporate Governance Guidelines contain written standards pertaining to director qualifications, director responsibilities, structure of our Board, director access to management and independent advisors, director compensation, and performance evaluation of our Board and committees, among other things. Our Corporate Governance Guidelines are interpreted in accordance with all applicable laws and regulations, the Nasdaq Listing Rules, and our Articles of Incorporation and our Bylaws. Our Corporate Governance Guidelines and Bylaws are posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance."

        Meetings of the Board.    The Board held thirteen meetings during fiscal 2013, including five regularly scheduled meetings. Each director attended at least 75% of the Board meetings that occurred in 2013 while he was a director. No director missed a Board meeting in 2013 during his tenure as a director. Each director attended at least 75% of the committee meetings that occurred in 2013 during his tenure on such committees.

        Independence of the Directors and Director Nominees.    The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards in listing standards of the Nasdaq Listing Rules: Mr. Hayden, Mr. Altomari, Dr. Engelsen, Mr. McGirr, Dr. Sharoky, and Dr. Whitcomb. Mr. Lewis is not considered independent because he currently is employed by the Company.

Director Nominating Process

        The Nominations and Governance Committee.    Our Nominations and Governance Committee, which is described more fully below under "Corporate Governance—Nominations and Governance Committee," performs the functions of a nominating committee and serves as an independent and objective party to identify and nominate qualified candidates for directorship, consistent with criteria approved by the Board, and establishes such criteria based on factors it considers appropriate. Among the factors that the Board considers are strength of character, maturity of judgment, career specialization, relevant technical skills, diversity, independence and the extent to which the candidate would fill a present need of the Board. The Committee takes a leadership role in shaping our corporate governance, including overseeing the evaluation of the Board and its committees. The Committee's Charter contains information concerning the Committee's responsibilities, including identifying and evaluating the director candidates. The Nominations and Governance Committee Charter and the Corporate Governance Guidelines are both available on our website at www.insmed.com under the heading "Investors—Corporate Governance." The Board has determined that all members of the Nominations and Governance Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and our Corporate Governance Guidelines.

        Director Candidate Recommendations and Nominations by Shareholders.    The Nominations and Governance Committee's Charter provides that the Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described under "—Communications with the Board." In addition, in accordance with our Bylaws, any person who is a shareholder of record on the record date for the shareholder meeting, on the date of the shareholder meeting and on the date such person provides required notice to the Company may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in this Proxy Statement under the heading "Proposals for 2015 Annual Meeting."

        Nominations and Governance Committee Process for Identifying and Evaluating Director Candidates.    The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines and the Nominations and Governance Committee Charter, including the provision that diversity of backgrounds and experience should be emphasized in board composition, and seeks candidates with experience in the pharmaceutical and biotechnology industries, as well as business, management, accounting and financial experience. The Nominations and Governance Committee evaluates a candidate's qualifications to serve as a member of the Board based on the skills and characteristics of such individual Board members as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate's independence, diversity, skills and experience in the context of the Board's needs.

Communications with the Board

        The Board approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey 08852-1923. All letters sent to Ms. Pellizzari will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee or any specified individual directors.

Director Attendance at Annual Meeting

        Our policy is that directors attend the annual meeting of shareholders. All directors attended the 2013 Annual Meeting of Shareholders in accordance with our policy.

Board Leadership Structure

        Our corporate governance documents provide the Board with the flexibility to select the appropriate leadership for the company in the way it believes best at a given time. The Board believes that its current leadership structure, with Mr. Lewis serving as Chief Executive Officer and Mr. Hayden serving as our independent non-executive Chairman, is appropriate for the Company at this time. Mr. Hayden has been the non-Executive Chairman of our Board since December 2010, except for the period from May 2012 to September 2012, when he acted as our Executive Chairman during a transition of senior level management. Dr. Whitcomb served as our lead independent director from May 2012 until July 2013, when the Board determined, by applying the independence standards contained in our Corporate Governance Guidelines, that Mr. Hayden was again an independent member of the Board. Both Mr. Lewis and Mr. Hayden are actively engaged on significant matters affecting us, such as long-term strategy. The Chief Executive Officer has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our independent non-executive Chairman, Mr. Hayden calls and chairs regular and special meetings of the Board and all executive sessions of the independent directors, chairs and presides at annual or special meetings of shareholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board and consults frequently with committee chairs.

The Role of the Board in Risk Oversight

        The Board has primary responsibility for overseeing the Company's risk management. The Board administers its oversight responsibility for risk management directly and through its committees. Each committee chairman reports to the Board regarding the committee's considerations of management's processes for identifying, evaluating and controlling significant risks. In addition, the officers responsible for oversight of particular risks within the Company provide updates and information to our Board. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our research and development activities, our supply chain and our operations. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business and development. We face a number of risks, including those described under the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2013, which is available on our website at www.insmed.com under the heading "Investor Relations—SEC Filings."

        The Audit Committee periodically discusses with management our policies and guidelines regarding risk assessment and risk management as well as our major financial and operational risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting and meets with the Chief Financial Officer, the General Counsel, external audit personnel and other senior managers as appropriate to review issues regarding compliance with the applicable legal and regulatory requirements.

        The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. The Compensation Committee periodically discusses with management and our independent auditor our major risk exposures and the steps taken to monitor, control and minimize such exposures. The Compensation Committee also reviews and evaluates our processes and policies for identifying and assessing key risk areas for formulating and implementing steps to address such risk areas. As part of this process, the Compensation Committee develops and periodically reviews guidelines and policies to govern the process by which this is handled.The Company believes that the risks arising from our overall compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. During the last fiscal year, the Compensation Committee, with the assistance of its independent compensation consultant, reviewed the executive compensation program and determined that the design of the compensation policies, including the components, weightings and focus of the elements of executive compensation do not encourage management to assume excessive or inappropriate risks.

        The Nominations and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of Board, the structure and function of Board committees and meeting logistics and policies. The Nominations and Governance Committee regularly reviews the Board's performance, oversees evaluation of each of the Board's committees, oversees our corporate governance and formulates and recommends corporate governance standards to our Board.

Committees of the Board

        Our Bylaws provide that the Board may create one or more committees of the Board. Currently, the Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominations and Governance Committee.

  Audit Committee

        Composition and Attendance.    Our Audit Committee consists of Mr. McGirr (Chairman), Dr. Engelsen, and Mr. Altomari. After being elected to the Board in October 2013, Mr. McGirr was appointed to serve on the Audit Committee, replacing Mr. Richard Kollender who resigned from the Audit Committee and the Board at that time. During 2013, the Audit Committee held seven meetings. Mr. McGirr, Mr. Kollender, Dr. Engelsen, and Mr. Altomari each attended all meetings of the Audit Committee held during their respective time served on the Committee.

        Responsibilities and Duties.    The Audit Committee assists our Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company and seeking to ensure our compliance with applicable legal and regulatory requirements. The Committee reviews and oversees:

  •
  the financial statements, financial reports and other financial information which we provide to governmental bodies, our shareholders and others;

  •
  our systems of internal controls regarding finance and accounting;

  •
  our auditing, accounting and financial reporting processes;

  •
  the qualifications and independence of our independent registered public accounting firm; and

  •
  the engagement and compensation of our independent registered public accounting firm to perform audit services and any permissible non-audit services.

        Our Board has adopted a written charter for the Audit Committee, which is available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." The Audit Committee reviews and reassesses the adequacy of the charter at least annually. Our Board amended the Audit Committee Charter on December 12, 2013 as part of its corporate governance review.

        Independence.    Rule 5605(c)(2) of the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act of 1934, as amended (the "Exchange Act"), each require that the members of our Audit Committee be independent. Our Board has determined that all three of the current Audit Committee members, Mr. McGirr, Dr. Engelsen, and Mr. Altomari, are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules, Rule 10A-3 of the Exchange Act and our Corporate Governance Guidelines. Our Board also determined that Mr. Kollender was an independent director under such standards during the portion of 2013 in which he was a member of the Audit Committee.

        Financial Literacy and Expertise.    Our Board determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, consolidated statement of operations and consolidated statement of cash flows, and has accounting or related financial management expertise, as such terms are interpreted by our Board. Our Board also has determined that Mr. McGirr is an "audit committee financial expert," as that term is defined in the rules promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Sarbanes-Oxley Act of 2002, as amended.

  Compensation Committee

        Composition and Attendance.    Our Compensation Committee consists of Mr. Altomari (Chairman), Dr. Sharoky and Dr. Whitcomb. During fiscal 2013, the Compensation Committee held ten meetings. Mr. Altomari replaced Mr. Kollender on the Compensation Committee in July 2013. Each of Mr. Altomari, Dr. Sharoky, Dr. Whitcomb and Mr. Kollender attended all Compensation Committee meetings that occurred in 2013 during their respective time served on the Compensation Committee.

        Responsibilities and Duties.    The Compensation Committee develops and oversees the implementation of our compensation philosophy for our executive officers and is responsible for our executive and other compensation plans. The Committee's primary objectives are to develop and maintain an executive compensation policy that:

  •
  creates a direct relationship between pay levels and corporate performance and returns to shareholders;

  •
  provides overall competitive pay levels to effectively attract and retain executive talent;

  •
  creates proper incentives to enhance shareholder value; and

  •
  rewards performance.

        Our Board has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." The Compensation Committee reviews and reassesses the adequacy of the charter at least annually. Our Board amended the Compensation Committee Charter on December 12, 2013 as part of its corporate governance review.

        Independence.    Rule 5605(d)(2) of the Nasdaq Listing Rules requires that the members of our Compensation Committee be independent. Our Board has determined that all three of the current Compensation Committee members, Mr. Altomari, Dr. Sharoky, and Dr. Whitcomb, are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules and our Corporate Governance Guidelines. Our Board also determined Mr. Kollender was an independent director under such standards during the portion of 2013 in which he was a member of the Compensation Committee.

  Nominations and Governance Committee

        Composition and Attendance.    Our Nominations and Governance Committee consists of Dr. Engelsen (Chairman), Dr. Sharoky, and Dr. Whitcomb. During fiscal 2013, the Nominations and Governance Committee held eight meetings. Each of Dr. Engelsen, Dr. Sharoky and Dr. Whitcomb attended all meetings of the Nominations and Governance Committee that occurred in 2013.

        Responsibilities and Duties.    The Nominations and Governance Committee identifies and nominates qualified candidates for directorship and serves in a leadership role in shaping our corporate governance and overseeing the evaluation of the Board and its committees. The Nominations and Governance Committee:

  •
  assists the Board by identifying and recruiting individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders;

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  recommends to the Board director nominees for each committee;

  •
  oversees our governance, including recommending to the Board Corporate Governance Guidelines;

  •
  leads the Board in its annual review of the Board's performance and oversees the evaluation of each of the Board's committees;

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  oversees the management continuity planning process;

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  ensures that the Board consists of a diversified group of individuals with strong business experience, good judgment and high integrity; and

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  seeks to ensure that directors, executive management and employees adhere to a high ethical standard in performing their duties.

        Our Board has adopted a written charter for the Nominations and Governance Committee, a copy of which is available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." The Nominations and Governance Committee reviews and reassesses the adequacy of the charter at least annually. Our Board amended the Nominations and Governance Committee Charter on December 12, 2013 as part of its corporate governance review.

        Independence.    Our Board has determined that all three of the current members of the Nominations and Governance Committee, Dr. Engelsen, Dr. Sharoky and Dr. Whitcomb, are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules and our Corporate Governance Guidelines.

        From time to time the Board may establish special committees related to specific matters. In 2013, the Board formed a special evaluation committee consisting of Mr. Altomari and Dr. Engelsen for the purpose of evaluating excess equity compensation awards granted under the Amended and Restated 2000 Stock Incentive Plan (the "2000 Stock Incentive Plan"), as described in further detail in Note 9 of the consolidated financial statements in the Company's Form 10-K for fiscal year 2013.

AUDIT COMMITTEE REPORT* AND INDEPENDENT AUDITOR FEES

Report of the Audit Committee

        The Audit Committee of the Board (the "Audit Committee") is comprised of three independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of the charter at least annually. The Audit Committee approves and recommends to the Board, the selection of the Company's independent registered public accounting firm. The Audit Committee meets with and holds discussions with management and Ernst & Young LLP, the Company's independent registered public accounting firm.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "Annual Report") with management including a discussion of the quality, the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board Standards.

        In addition, the Audit Committee has discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm from management and the Company, including the matters in the written disclosures and letter from the independent registered public accounting firm to the Audit Committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The Audit Committee and the Board also recommended, subject to ratification by our shareholders, the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.

THE AUDIT COMMITTEE

David W.J. McGirr, Chairman
Steinar J. Engelsen, M.D., C.E.F.A.
Alfred F. Altomari

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Exchange Act, or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate the text of such report by reference into a document filed with the SEC.

Audit Committee Pre-Approval Policy

        The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm from the Company and is consistent with the SEC's rules. The policy requires pre-approval by the Audit Committee of the terms and fees of all audit, review and attestation engagements and related services. The policy also requires the Audit Committee to determine that the provision of any audit-related services or non-audit services would not impair the independence of our independent registered public accounting firm. The policy also prohibits the Audit Committee from retaining our independent registered public accounting firm in connection with a transaction initially recommended by such firm, the purpose of which may be tax deferral or reduction. The policy delegates pre-approval authority to the Chair of the Audit Committee or, if the Chair is not available, to any of the Audit Committee's independent members, but any pre-approval decision must be reported to the full Audit Committee at its next scheduled meeting. All of the services performed by Ernst & Young LLP ("Ernst & Young") in the year ended December 31, 2013 were pre-approved in accordance with the applicable pre-approval policy.

Independent Registered Public Accounting Firm Fee Disclosure

        The Audit Committee reviewed the aggregate fees billed by Ernst & Young for professional services rendered for the fiscal years ended December 31, 2013 and 2012, which were as follows:

	2013	2012
Audit Fees(1)	$548,708	$414,000
Audit Related Fees	—	—
Tax Fees	—	—
Other Fees	1,995	—

Total Fees	$550,703	$414,000

(1)
Includes $123,600 paid to Ernst & Young for consent and comfort letter procedures for registration statements filed in 2013.

        Audit Fees in 2013 and 2012 include fees for services performed to comply with Generally Accepted Auditing Standards. These services include the quarterly reviews, the integrated year end audit of our consolidated financial statements, review of documents filed with the SEC and accounting consultations on matters addressed during the audit or quarterly reviews. All of the Ernst & Young fees were pre-approved by the Audit Committee.

        In considering the nature of the services provided by Ernst & Young, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Ernst & Young and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        All of our directors and officers complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933. In examining related party transactions, our Audit Committee considers whether any of our directors, officers, holders of more than five percent (5%) of our voting stock, or any immediate family members of the foregoing persons and any other persons whom the Audit Committee determines to be related parties, have a conflict of interest where an individual may have a private interest which interferes with or appears to interfere with our interests. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party's interest in the transaction. Any transaction which is deemed to be a related party transaction requires the approval, initially by a majority of the disinterested Audit Committee members, and finally by a majority of the disinterested Board members. Our Audit Committee's procedures for reviewing related party transactions are in writing.

Related Person Transactions

        Since January 1, 2013, there were not any transactions, nor are there currently any proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our directors, executive officers and holders of more than 10% of our Common Stock report to the SEC their ownership of our Common Stock and changes in that ownership. Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. We reviewed copies of the reports filed pursuant to Section 16(a) of the Exchange Act. Based solely upon that review, we believe that during the year ended December 31, 2013, our officers, directors and holders of more than 10% of our Common Stock complied with applicable Section 16(a) requirements, except with respect to one Form 4 filed by Mr. Altomari on October 4, 2013 for the vesting of 4,327 Restricted Stock Units, or RSUs, on August 2, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of our Common Stock as of the Record Date, April 1, 2014 (except as otherwise noted), by:

  •
  based on reports filed with the SEC, each person, or group of persons, who beneficially owns more than five percent (5%) of our common stock;

  •
  each of our directors and director nominees;

  •
  each of our Named Executive Officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2014 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. The percentage of beneficial ownership is based on 39,268,885 shares of Common Stock outstanding on the Record Date, April 1, 2014.

	Shares Beneficially Owned(1)
Name and Address	Number	Percentage
Greater Than Five Percent (5%) Shareholders
FMR LLC(2)	5,866,478	14.9%
245 Summer Street
Boston, Massachusetts 02210
Deerfield Mgmt, L.P.(3)	3,043,026	7.7%
780 Third Avenue, 37th Floor
New York, NY 10017
Quaker BioVentures II, L.P.(4)	2,927,094	7.5%
2929 Arch Street, Cira Centre
Philadelphia, PA 19104-2868
BlackRock, Inc.(5)	2,122,048	5.4%
40 East 52nd Street
New York, NY 10022

(1)
Except as explicitly set forth in applicable footnotes, all information in this table, including the footnotes thereto, is derived from third-party filings made with the SEC, as described in the footnotes. We have not independently verified such information.

(2)
FMR LLC provided the following information on its Amendment No. 6 to its Schedule 13G, filed with the Securities and Exchange Commission on January 10, 2014. As of December 31, 2013, FMR reported an aggregate beneficial ownership of 5,866,478 shares of our Common Stock, with sole voting power over 29,442 shares and sole dispositive power over 5,866,478 shares. Fidelity Management & Research Company and Fidelity SelectCo, both wholly-owned subsidiaries of FMR LLC, are the beneficial owners of 4,703,364 and 1,133,672 shares of our Common Stock, respectively, as a result of serving as investment advisors. Pyramis Global Advisors Trust Company, a bank and an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 29,400 shares of our Common Stock as a result of its serving as an investment manager of institutional accounts. Edward C. Johnson 3d, the Chairman of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company, each have sole dispositive power over the shares owned by Fidelity Management & Research Company and Fidelity SelectCo, and have sole dispositive power and sole power to vote or direct the voting of shares owned by the institutional accounts of Pyramis Global Advisors Trust Company. Members of the family of Edward C. Johnson III, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of

  FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(3)
Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield International Master Fund, L.P, Deerfield Special Situations Master Fund, L.P. (collectively, the "Deerfield Entities") and James E. Flynn provided the following information on its Schedule 13G, filed with the Securities and Exchange Commission on April 10, 2014. As of March 31, 2014, Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. and James E. Flynn, who holds a controlling interest in the Deerfield Entities, reported aggregate beneficial ownership over 3,043,026 shares, with shared voting power and shared dispositive power over 3,043,026 shares (the "Deerfield Shares"). The Deerfield Shares are held by the remaining Deerfield Entities, which are investment companies of which Deerfield Mgmt, L.P. is the general partner, and of which Deerfield Management Company, L.P. is the investment advisor. Beneficial ownership as of March 31, 2014 of the Deerfield Shares were reported as follows: Deerfield Partners, L.P., 1,205,534 shares; Deerfield Special Situations Fund, L.P., 183,052 shares; Deerfield International Master Fund, L.P., 1,505,876 shares; Deerfield Special Situations International Master Fund, L.P., 148,564 shares.

(4)
Quaker BioVentures II, L.P provided the following information on its Amendment No. 2 to its Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2013. As of December 31, 2012, Quaker BioVentures II, L.P. and its affiliates named in such filing reported an aggregate beneficial ownership of 2,927,094 shares of our Common Stock (the "Quaker Shares"). Each entity may be deemed to beneficially own the Quaker Shares, and each shares voting and dispositive power over the Quaker Shares.

(5)
BlackRock, Inc. provided the following information in its Schedule 13G, filed with the Securities and Exchange Commission on January 29, 2014. As of December 31, 2013, BlackRock, Inc. reported an aggregate beneficial ownership of 2,122,048 shares of our Common Stock with sole dispositive power over 2,122,048 shares and sole voting power and investment power over 2,047,453 shares, including shares held by a number of its subsidiaries.

	Shares Beneficially Owned(1)
Name	Number	Percentage
Directors and Executive Officers
Donald Hayden, Jr.(2)	97,965	*
Alfred F. Altomari	16,210	*
Steinar J. Engelsen, M.D.(3)	233,486	*
David W.J. McGirr	3,630
Melvin Sharoky, M.D.(4)	173,330	*
Randall W. Whitcomb, M.D.(5)	62,966	*
William H. Lewis(6)	413,657	*
Andrew T. Drechsler(7)	76,876	*
Renu Gupta, M.D.(8)	124,716	*
Matthew Pauls(9)	50,000	*
Christine Pellizzari	—	*
All current directors and executive officers as a group (11 persons)	1,252,836	3%

*
Denotes ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
Except as indicated otherwise in the footnotes below, each individual has sole voting and investment power with respect to the shares reported.

(2)
Includes 42,500 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 1, 2014.

(3)
Includes 3,500 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 1, 2014, 1,750 shares of which are subject to stock options that expire on May 9, 2014.

(4)
Includes 3,500 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 1, 2014, 1,750 shares of which are subject to stock options that expire on May 9, 2014. The number of shares listed opposite Dr. Sharoky's name includes 360 shares of our Common Stock that are owned by his spouse, 21 shares of our Common Stock that are owned by his son, and 62 shares of our Common Stock that are owned by his daughter. Dr. Sharoky disclaims beneficial ownership of the shares of our Common Stock held by his spouse, his daughter, and his son.

(5)
Includes 3,500 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 1, 2014, 1,750 shares of which are subject to stock options that expire on May 9, 2014. The number of shares listed opposite Dr. Whitcomb's name includes 2,100 shares of our Common Stock that are owned by the Randall W. Whitcomb Living Trust. Dr. Whitcomb and his spouse, Rita K. Whitcomb, are trustees of the Randall W. Whitcomb Living Trust.

(6)
Includes 366,685 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 1, 2014.

(7)
Includes 76,876 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 1, 2014.

(8)
Includes 87,702 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 1, 2014.

(9)
Includes 50,000 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 1, 2014.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (the "CD&A") explains our compensation philosophy, policies and decisions for 2013 for the following executives, who we refer to in this CD&A and in the following tables as our named executive officers:

  1.
  William H. Lewis, President and Chief Executive Officer ("CEO"), responsible for developing, in connection with the Board, our corporate mission and objectives and providing direction and leadership to ensure the execution of our corporate strategy and achievement of our objectives;

  2.
  Andrew T. Drechsler, Chief Financial Officer, responsible for managing all financial and administration activities, including internal and external reporting, treasury, accounting, and information technology, and program management;

  3.
  Renu Gupta, M.D., Executive Vice President of Development and Chief Medical Officer, responsible for directing clinical, pre-clinical and regulatory departments, quality, development;

  4.
  Matthew Pauls, Chief Commercial Officer, responsible for all global marketing, sales and commercial activities and manufacturing operations; and

  5.
  Christine Pellizzari, General Counsel and Corporate Secretary, responsible for oversight of all corporate- and litigation- related legal matters, commercial compliance and providing ongoing legal support for development, financing opportunities, business development initiatives, and intellectual property matters.

Executive Summary of Our Compensation Programs

        We are a biopharmaceutical company focused on developing and commercializing inhaled therapies for patients battling serious lung diseases that are often life threatening. Our lead product candidate, ARIKAYCETM, or liposomal amikacin for inhalation, is an inhaled antibiotic treatment that delivers a proven and potent anti-infective directly to the site of serious lung infections to improve the efficacy, safety and convenience of this therapeutic approach for patients. In the first quarter of 2014, we reported top-line data from a phase 2 clinical trial in the United States (US) and Canada of ARIKAYCE in patients who have lung infections caused by nontuberculous mycobacteria (NTM). In 2013, we reported data from a phase 3 clinical trial in Europe and Canada of ARIKAYCE in cystic fibrosis (CF) patients who have lung infections caused by Pseudomonas aeruginosa (Pseudomonas). The CF and NTM target indications address orphan patient populations. Our strategy includes plans to continue to develop ARIKAYCE to broaden the NTM indication and for additional indications beyond Pseudomonas in CF and NTM. We also plan to develop, acquire, in-license or co-promote other products that address orphan or rare diseases in the fields of pulmonology and infectious disease. Our current primary development focus is to obtain regulatory approval for ARIKAYCE in these two initial indications and to prepare for commercialization in the United States, Europe, Canada and Japan.

  Compensation Principles

        We operate in a very competitive, rapidly-changing and heavily-regulated industry. The long term success of our business requires the ability to be resourceful, adaptable and innovative. As we transition from a development stage company to a commercial biopharmaceutical company, the skills, talent and dedication of our executive officers are critical components to the success of this transition. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain, incentivize and motivate the best possible talent. The Company's compensation program for named executive officers is structured to implement the following guiding principles:

        Pay for performance and continued service.    The compensation program is designed to reward the named executive officers for attaining established goals that require the dedication of their time, effort, skills and business experience to the success of the Company and the maximization of stockholder value. A significant portion of the named executive officers' compensation is based on the performance of the Company, and the compensation program is designed to reward both annual and long-term performance. Annual performance of our named executive officers is rewarded through base salary and annual cash incentive awards that are measured by the achievement of corporate and individual goals. Long-term performance of our named executive officers is rewarded though long-term equity awards that are eligible to vest based on performance criteria (performance based) and continued service (time based). Accordingly, 92% of our CEO's compensation for 2013 was variable, or "at risk," and 82% of our other named executive officers' compensation for 2013 was "at risk":

*
2013 Compensation does not include awards that were originally granted prior to 2013 under the 2000 Stock Incentive Plan and subsequently ratified at the 2013 Annual Meeting of Shareholders, as discussed further below. Such awards are reflected in the Summary Compensation Table on page 38 and in the 2013 Grants of Plan-Based Awards Table on page 39 as though they were newly granted awards made as of the date of the 2013 Annual Meeting of Shareholders.

        Align pay to business objectives and long-term strategy to maximize shareholder value.    The compensation program is designed to reward and motivate the named executive officers' corporate and individual performance in attaining business objectives, enhancing long-term profitability and maximizing shareholder value. Compensation decisions are based on the principle that the long-term interests of the named executive officers should be aligned with those of the Company's shareholders.

Our long-term performance-based equity incentives vest upon the achievement of strategic corporate and individual goals that are critical drivers of shareholder value. Our long-term time-based equity incentives typically vest over a four-year period to encourage continued service and to ensure that our executives maintain a long-term view of shareholder value. A comparison of our total shareholder return relative to our CEO's total pay (including base salary, bonus and option awards) over the last five fiscal years demonstrates the strong correlation of our pay-for-performance compensation program and shareholder value creation:

*
2013 Compensation does not include awards that were originally granted prior to 2013 under the 2000 Stock Incentive Plan and subsequently ratified at the 2013 Annual Meeting of Shareholders, as discussed further below.

        Pay competitively for the retention of our executive officers.    The compensation program is designed to allow the Company to attract and retain individuals whose skills are critical to the current and long-term success of the Company. Because the implementation of our strategic goals requires long-term commitments on the part of the named executive officers, and because competition for top talent is intense in our industry, retention is a key objective of the compensation program. The compensation program is designed to appropriately compensate the named executive officers for the success of the Company from a competitive standpoint, so that our named executive officers remain with Company and continue to contribute to the Company' long-term success.

  Compensation Objectives

        We believe that a substantial portion of our executives' compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. Accordingly, a substantial portion of 2013 compensation for our named executive officers was in the form of performance-based stock option awards that vest upon the achievement of strategic goals established by the Compensation Committee, as well as time-based stock option awards that vest over a four-year period. Therefore, the compensation paid to our named executive officers for 2013 reflected our primary compensation objectives of:

  •
  providing a competitive total compensation opportunity that will enable us to attract, retain and motivate highly qualified executives;

  •
  aligning compensation opportunities with shareholder interests by making the executive compensation program highly correlated to our performance, which is defined in terms of milestones associated with achieving goals designed to enhance long-term profitability and creating shareholder value; and

  •
  providing a strong emphasis on equity-based compensation and equity ownership, creating a direct link between shareholder and management interests.

  2013 Company Performance

        In 2013, we accomplished several key strategic steps toward our goal of building Insmed into a leading biopharmaceutical company operating at the intersection of orphan, pulmonary and infectious diseases, and our executive officers were critical in these achievements. We advanced the ARIKAYCE clinical programs to treat NTM lung disease as well as Pseudomonas aeruginosa in CF patients, and we expanded our leadership team with talented executives in key regulatory and commercial roles. We made the following significant achievements in 2013:

  •
  we completed enrollment of ninety patients in a Phase 2 Clinical Trial of ARIKAYCE to treat NTM lung infections in patients in the US and Canada;

  •
  we achieved the primary endpoint in a registrational Phase 3 Clinical Trial of ARIKAYCE to treat CF patients in Europe and Canada with Pseudomonas infections;

  •
  we were granted Qualified Infectious Disease Product (QIDP) designation, which includes Priority Review, from the US Food and Drug Administration for ARIKAYCE for the treatment of NTM lung infections;

  •
  we were granted Fast Track designation for ARIKACE for the treatment of NTM;

  •
  we were granted orphan drug designation from the FDA's Office of Orphan Products Development for ARIKAYCE for the treatment of NTM infections;

  •
  we received Orphan Medical Product Designation in the European Union for ARIKAYCE to treat lung infections caused by NTM;

  •
  we completed an underwritten public offering of 6.9 million shares of Common Stock, which provided net proceeds to the company of approximately $67.0 million;

  •
  we appointed David W.J. McGirr, former CFO of Cubist Pharmaceuticals, Inc., to our Board;

  •
  we appointed Matt Pauls as Chief Commercial Officer, Christine Pellizzari as General Counsel and Secretary, Nicole Schaeffer as Senior Vice President of Human Resources and Corporate Services, Peter Clarke as Vice President of Technical Operations, Wes Kaupinen as Vice President of Corporate Development and Commercialization and Mark Quigley as Vice President of Quality Assurance; and

  •
  we secured a key composition of matter patent allowance for ARIKACE in Europe and two important patent allowances in the US and Europe that strengthen our global patent portfolio.

        As a result, we met or exceeded a number of our corporate objectives during 2013 including:

  •
  actively pursuing filings in the European Union (EU) and US;

  •
  expanding supply chain in support of clinical development and commercialization; and

  •
  preparing for commercial launch upon approval.

  2013 Compensation Decisions

        Key compensation decisions for 2013 were as follows:

        Base salaries.    The base salaries for our named executive officers were adjusted as follows in 2013:

	Base Salaries
Name	Annual Rate Approved in 2012 Fiscal Year	Annual Rate Approved in 2013 Fiscal Year	% Increase
William H. Lewis	$425,000	$445,000	4.7%
Andrew T. Drechsler	$330,000	$330,000	n/a
Renu Gupta, M.D.	$406,000	$422,240	4.0%
Matthew Pauls	n/a	$385,000	n/a
Christine Pellizzari	n/a	$350,000	n/a

        Mr. Lewis and Dr. Gupta were given merit increases based on their performance in 2012 and Mr. Drechsler did not receive a base salary increase as he was hired in November 2012 and was not eligible for an increase. Base salaries for Mr. Pauls and Mr. Pellizzari, our named executive officers who commenced employment during 2013, were the result of arm's-length negotiations of their respective employment agreements at the time of their hire.

        Cash Incentive Awards and Bonuses Earned.    Based upon our performance in fiscal 2013, including our achievement of the corporate goals summarized above, as well as the achievement of individual goals set by the Compensation Committee, our named executive officers earned the following cash incentive awards for 2013:

			Allocation of Bonus %		Actual Bonus % Achievement
Name	Base Salary	Target Bonus %	Corporate Goals	Individual Goals	Corporate Goals	Individual Goals	2013 Cash Bonus
William H. Lewis	$445,000	55%	100%	n/a	107.75%	n/a	$263,800
Andrew T. Drechsler	$330,000	40%	75%	25%	107.75%	110%	$143,000
Renu Gupta, M.D.	$422,240	40%	75%	25%	107.75%	75%	$168,200
Matthew Pauls	$385,000	40%	75%	25%	107.75%	115%	$168,800
Christine Pellizzari(1)	$350,000	40%	75%	25%	107.75%	110%	$63,200

(1)
Ms. Pellizzari's payments were prorated for her period of service during 2013. In addition to the cash incentive award earned by Ms. Pellizzari, pursuant to the terms of her employment agreement she received a $15,000 sign-on bonus upon completion of 60 days of employment with us which was repayable to the Company if she were to resign her employment within six months of her start date.

For our named executive officers other than our CEO, 75% of their cash incentive award was based on achievement of corporate goals and 25% was based on achievement of individual goals. Mr. Lewis's cash incentive award was based solely upon achievement of corporate goals.

        Long-term Incentives.    One of the guiding principles of our compensation program is pay for performance, and we believe that a substantial portion of our executives' compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. Consistent with these beliefs, and in recognition of our named executive officers' expanded duties and responsibilities as our

Company transitions from a development stage company to a commercial biopharmaceutical company, we granted our named executive officers performance-based stock option awards that vest upon the achievement of strategic goals established by the Compensation Committee, as well as time-based stock option awards that vest over a four-year period. In addition, the Compensation Committee decided that, beginning in fiscal 2013, total annual equity compensation awards would be granted on a semi-annual basis, rather than on an annual basis, to help address pricing volatility of the stock and to further the Company's goal of providing meaningful compensation packages to employees consistent with best practices. The Compensation Committee believes that a semi-annual grant cycle spreads the incentives of the stock option grant across a broader time horizon and may mitigate the impact of the historical volatility of our stock. Equity compensation awards were granted to Mr. Drechsler and Dr. Gupta in March 2103, to our named executive officers, other than Ms. Pellizzari, in May 2013 upon shareholder approval of our 2013 Incentive Plan, and to Mr. Lewis in October 2013. The equity compensation awards that each named executive officer received are reflected in the 2013 Grants of Plan-Based Awards Table on page 39 of this Proxy Statement. In April 2013, as a material inducement for Mr. Pauls to accept employment with the Company, the Compensation Committee approved the grant of two stock option awards to Mr. Pauls. One such grant was 200,000 stock options that vest over a four-year period conditioned on his continued employment with the Company. The second grant was 100,000 stock options that will vest when cumulative revenues from all approved products exceed $25 million. In July, the Compensation Committee approved a grant of 150,000 options to Ms. Pellizzari in connection with her commencement of employment on July 29, 2013.

        As previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, in connection with a review by us of equity compensation awards made under the 2000 Stock Incentive Plan, we determined that we had inadvertently exceeded the annual per-person sub-limits set forth in the 2000 Stock Incentive Plan. The awards that exceeded the per-person sub-limits included certain restricted stock, restricted stock unit and stock option awards made to certain of our current and past officers and directors. The amount of Common Stock represented by these awards in excess of the per-person annual sub-limits totaled approximately 1.6 million shares. The awards that exceeded the per-person sub-limits included several awards that were issued immediately following our business combination with Transave, several awards that were negotiated with new hires pursuant to employment agreements or offers of employment (including options to acquire 819,484 shares granted to Mr. Lewis and options to acquire 100,000 shares granted to Mr. Drechsler which were in excess of the per-person sub-limits), and certain other awards made subsequent to our 2011 one-for-ten reverse stock split. At no time did we exceed the aggregate maximum share limit approved by shareholders under the 2000 Stock Incentive Plan.

        As a result of the foregoing review, on March 7, 2013, the Board approved a remediation and compliance plan recommended by a special committee of the Board. Each employee and director who held an unvested and/or unexercised affected equity compensation award entered into a waiver and consent, pursuant to which, each affected employee or director agreed that (1) the unvested portion of such awards (stock options and RSUs) in excess of the sub-limits shall not vest and shall not become exercisable, (2) any vested but unexercised portion of stock options in excess of the sub-limits shall not be exercisable, and (3) any vested RSUs and any previously granted restricted stocks in excess of sub-limits shall not be sold, in each case, unless our shareholders ratify and approve the portion of the affected awards that were in excess of the applicable sub-limits. Our shareholders ratified and approved the affected portion of such awards at the 2013 Annual Meeting of Shareholders. The ratification of the awards held by our named executive officers are reflected in the Summary Compensation Table on page 38 and in the 2013 Grants of Plan-Based Awards Table on page 39 as though they were newly granted awards made as of the date of the 2013 Annual Meeting of Shareholders. The Compensation Committee subsequently adopted an Equity Grants Policy governing the granting of awards under and the administration of the 2013 Incentive Plan to tighten internal controls over the plan and our equity grant approval process.

  Corporate Governance Perspectives on our Executive Compensation Program

        We believe that our executive compensation program reflects our commitment to strong corporate governance practices. This is evidenced by the following aspects of our executive compensation program:

  •
  our Compensation Committee has governance responsibility over executive pay and incentives while the Board ratifies recommendations made by our Compensation Committee on our CEO's pay and incentives.

  •
  performance metrics that will govern incentive compensation are defined by our Compensation Committee at the start of each fiscal year.

  •
  the executive compensation program, in the aggregate, rewards performance in a variety of ways, aimed at a balanced assessment based on Company financial and strategic objectives.

  •
  commencing in 2013, individual and corporate multiplier ranges under our incentive compensation program were developed and implemented such that payouts are capped at a predetermined maximum amount, irrespective of performance that exceeds objectives.

  •
  our Compensation Committee has the ability to exercise its discretion to reduce or eliminate incentive compensation payouts.

        Our executive compensation program balances short-term pay opportunities through base salary and annual cash incentives with long-term incentive opportunities through equity awards and balances fixed compensation (base salary) with variable compensation (annual cash incentives and equity awards).The Compensation Committee sets compensation programs for management that take into consideration alignment of management compensation with building shareholder value while avoiding compensation policies that reward excessive risk taking, and retains the ability to exercise its discretion to reduce or eliminate incentive compensation payouts. Our insider trading policy prohibits insiders from engaging in hedging transactions involving the Company's securities and prohibits insiders from pledging the Company's securities as collateral for loans of any type, which further mitigates risk. In addition, the Compensation Committee conducts a compensation risk assessment annually. We do not believe that our incentive programs encourage short-term risky behavior because the performance criteria on which our incentive programs are primarily based are longer-term corporate goals designed to reward our executives and employees for outstanding corporate performance, including success in progressing our development programs and our commercialization activities.

  Say on Pay and Say on Pay Frequency

        On May 18, 2011, at our 2011 Annual Meeting of Shareholders, we held our first shareholder advisory vote on executive officer compensation as required under the federal securities laws. More than 90% of the votes cast on such proposal were in favor of the compensation of the named executive officers. The Compensation Committee considered these voting results and believes they affirm shareholders' support of our company's approach to executive compensation. However, the Compensation Committee implemented some enhancements to our executive compensation program, including the introduction of performance-based equity awards under our 2013 Incentive Plan. In addition, the Compensation Committee, upon advice received from its independent compensation consultant, ExeQuity, established a peer group to better align target compensation with competitive data. Based on the information it gathers, the Compensation Committee establishes benchmarks used for the purpose of evaluating appropriate compensation ranges for base salary, annual cash incentive targets and long-term incentives. The Compensation Committee will continue to take into account future shareholder advisory votes on executive compensation in analyzing whether any subsequent changes to our executive compensation programs and policies would be warranted. Taking into account the voting preference of our shareholders, the frequency of "say-on-pay" votes will be every three years. As a result, a shareholder advisory vote on executive officer compensation will occur at the 2014 Annual Meeting of Shareholders. See "Proposal No. 2—Advisory Vote on the Compensation of our Named Executive Officers" on page 49 of this Proxy Statement for further information.

Compensation Determination Process

        Role of the Compensation Committee and the Board in Making Decisions.    Our Compensation Committee has been delegated the authority to make determinations regarding all elements of compensation for our executive officers, except for Mr. Lewis, our President and CEO. Our Compensation Committee recommends to our Board the compensation for Mr. Lewis. The Board reviews those recommendations and determines the compensation for Mr. Lewis. As discussed in further detail below, in assessing and determining our compensation programs, our Compensation Committee conducts a peer group review and engages outside executive compensation consultants to assess the competitiveness of our programs on a periodic basis. A review of peer company data was conducted in September 2012. We conducted another review in January 2013 due to the Board's determination that the Company was entering a pre-commercial stage and was exiting its clinical stage. The outcome of the analysis conducted in January 2013 resulted in modifications to our 2013 peer group. Given the evolution of our organization to a pre-commercial biopharmaceutical company, we now anticipate conducting peer group and outside consultant review of our programs at least on an annual basis. See "Selection of Peer Companies/Benchmarking" below for additional information regarding our Peer Group analysis.

        Compensation Evaluation Processes and Criteria.    Given the high demand for experienced and well-qualified executives of the type we seek to employ, the Compensation Committee reviews data and information from a variety of sources such as outside surveys of compensation and benefits for executive officers in the biotechnology industry, as well as public information regarding executive compensation at peer biotechnology companies. The Compensation Committee, with the help of ExeQuity, established a peer group to better align target compensation with competitive data. The Compensation Committee further draws upon the personal knowledge of its members with respect to executive compensation at comparable companies.

        In determining the amount and composition of compensation elements (cash and non-cash elements and short and long-term elements), our Compensation Committee relies upon its judgment about the performance of each individual executive officer and not on rigid formulas or short-term changes in business performance. In setting final compensation levels for our executive officers for 2013 our Compensation Committee considered many factors, including, but not limited to the following (the "compensation factors"):

  •
  our achievement of certain product development, corporate partnering, financial, strategic planning and other goals;

  •
  each officer's individual performance using certain subjective criteria, including an evaluation of each officer's initiative, contribution to overall corporate performance and managerial ability;

  •
  the scope and strategic impact of each executive officer's responsibilities;

  •
  our past business performance and future expectations;

  •
  our long-term goals and strategies;

  •
  the experience of each individual;

  •
  past compensation levels of each individual and of the executives as a group;

  •
  relative levels of pay among the officers;

  •
  the amount of each element of compensation in the context of the executive officer's total compensation and other benefits;

  •
  for each executive officer, other than the President and CEO, the evaluations and recommendations of our President and CEO; and

  •
  the competitiveness of our compensation relative to the selected peer group companies and benchmarks (which are described below).

        Consideration of the compensation factors is subjective; no relative weights or rankings are assigned to these factors (except as otherwise discussed in this CD&A).

Selection of Peer Companies/Benchmarking

        In January 2013, the Compensation Committee, upon advice received from ExeQuity, selected the companies that comprise our 2013 peer group through a screening process that considered publicly traded biopharmaceutical companies that were similar to us in size, market capitalization and stage of development, and operate in geographic locations that generally have similar pay levels. The median size (based upon the number of employees) and market capitalization of the companies selected for our 2013 peer group was 73 employees and $235.7 million, respectively, at the time of selection. The number of employees at the companies in our 2013 peer group ranged from 19 to 124, and these companies had market capitalizations that ranged from $85.0 million to $706.0 million, at the time of selection. The table below depicts our 2013 peer group:

Aegerion Pharmaceuticals, Inc.	Curis, Inc.	SIGA Technologies, Inc.
Agenus Inc.	Discovery Laboratories, Inc.	Sunesis Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	Dyax Corp.	Trius Therapeutics, Inc.
ArQule Inc.	Immunomedics, Inc.	Vical Incorporated
Celldex Therapeutics	Keryx Biopharmaceuticals, Inc	XenoPort, Inc.
Celsion Corporation	MAP Pharmaceuticals, Inc.	Zalicus, Inc.

        Based on the information it gathers, the Compensation Committee establishes benchmarks used for the purpose of evaluating appropriate compensation ranges for base salary, annual cash incentive targets and long-term incentives. Our Compensation Committee uses the benchmarks in various combinations in an effort to obtain comparative compensation information that reflects our particular facts and circumstances over the period of time for which the information is available.

Components of Compensation

        In summary, the compensation paid to our executive officers includes the following components:

Component	Purpose of Component
Base Salary	Provide our executive officers with a level of stability and certainty each year.
Annual Cash Incentive Awards	Motivate and reward executive officers for short-term individual and corporate performance.
Long-term Incentives (Stock Options, Restricted Stock and Restricted Stock Units)	Motivate and reward executive officers for long-term corporate performance.
Encourage stock ownership by management, which is beneficial for aligning the interests of management and shareholders, thereby enhancing shareholder value.
Help to attract and retain talented employees.
Health, Welfare and Retirement Programs	Provide market competitive benefits to protect employees' and their covered dependents' health and welfare. Provide a program to foster retirement savings.
Severance and Change in Control Benefits

Discourage turnover and cause executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

        The components of our compensation program and compensation decisions for 2013 for each named executive officer are described in more detail below:

  Base Salary

        The Compensation Committee reviews and sets base salaries for executives, other than the President and CEO, on an annual basis during the first quarter of each fiscal year. The Compensation Committee reviews and recommends to our Board the base salary for our President and CEO and the Board determines the base salary for our President and CEO.

        Our Board and Compensation Committee seek to establish and maintain base salaries for each position and level of responsibility that are competitive with those of executive officers at various other biotechnology companies of comparable size and stage of development. When our compensation is benchmarked, our Compensation Committee reviews variances between the salary levels for each of our executive officers and those of the companies included in our peer group and determines, in its discretion, individual salary adjustments after considering the compensation factors described above, although no relative weights or rankings are assigned to these factors. In setting the base salary for our executive officers other than our CEO, the Compensation Committee also considers the recommendations of our CEO.

        The base salaries for our named executive officers were adjusted as follows in 2013:

	Base Salaries
Name	Annual Rate Approved in 2012 Fiscal Year	Annual Rate Approved in 2013 Fiscal Year	% Increase
William H. Lewis	$425,000	$445,000	4.7%
Andrew T. Drechsler	$330,000	$330,000	n/a
Renu Gupta, M.D.	$406,000	$422,240	4.0%
Matthew Pauls	n/a	$385,000	n/a
Christine Pellizzari	n/a	$350,000	n/a

        Mr. Lewis and Dr. Gupta were given merit increases based on their performance in 2012 and Mr. Drechsler did not receive a base salary increase as he was hired in November 2012 and was not eligible for an increase. Base salaries for Mr. Pauls and Ms. Pellizzari, our named executive officers who commenced employment during 2013, were the result of arm's-length negotiations of their respective employment agreements at the time of their hire.

  Annual Cash Incentives

        We maintain an annual cash incentive program for all of our employees to motivate and reward the attainment of annual corporate goals and individual goals. The Compensation Committee considers annual cash incentive awards provided to executive officers in similar positions at companies included in our peer group and sets targets for the cash incentive awards potentially payable to our executive officers, except our President and CEO, whose cash incentive award opportunity is determined by the Board based upon a recommendation from the Compensation Committee.

        For 2013, target cash incentive award percentages were set at 55% of our CEO's base salary and 40% of base salary for each of our other named executive officers. Cash incentive awards payments can be increased beyond these target levels at the Compensation Committee's discretion, for example, in the event of exceptional performance by an individual officer. The target percentages set for 2013 represent an increase, relative to the percentages set for the prior fiscal year for certain named executive officers, as reflected in the chart below. The Compensation Committee made these modifications based on the market data relevant to our peer group, which is described in more detail above.

	Target Cash Incentive Award Opportunity as a Percentage of Base Salary
Name	2012 Fiscal Year	2013 Fiscal Year
William H. Lewis	50%	55%
Andrew T. Drechsler	30%	40%
Renu Gupta, M.D.	40%	40%
Matthew Pauls	n/a	40%
Christine Pellizzari	n/a	40%

        At the beginning of each fiscal year, management recommends annual corporate objectives to the Compensation Committee for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year. In the past, criteria for cash incentive awards for executive officers ranged from success in attracting capital, to success in conducting clinical trials, obtaining US Food and Drug Administration (FDA) approvals, entering into new and expanded collaborations, licensing, acquisitions, divestitures, and establishing and expanding our manufacturing capabilities.

        The Compensation Committee approved our corporate objectives and assigned weightings for 2013 as follows:

Corporate Goals	Original Weighting (% of Corporate Objectives)
Actively pursue regulatory filings in the EU and US	40%
Expand our product supply chain in support of clinical development and commercialization	45%
Prepare for commercial launch of ARIKACE	15%

Total	100%

        For 2013, the Compensation Committee determined that the cash incentive award for our named executive officers other than Mr. Lewis would be determined by reference to both corporate and individual goals, with 75% tied to corporate goals and 25% tied to individual goals. While the Compensation Committee believes that achievement of our corporate goals should continue to be the dominant factor in determining cash incentive award payouts because it best aligns our named executive officers' compensation with the interests of our shareholders, they also believe that some portion of the executives' compensation, except our CEO, should be linked to individual performance. The Compensation Committee believes that including the achievement of individual goals as a component of our 2013 cash incentive award payouts is important to incentivize our officers during this pivotal time in our history as we transform the organization from a development stage company into a commercial biopharmaceutical company. Given Mr. Lewis's substantial influence on the overall performance of the Company, the Compensation Committee believes it is appropriate and in the best interests of our shareholders to continue to have Mr. Lewis's cash incentive award be based solely upon the achievement of corporate objectives. Awards for corporate goals are based upon the product of each named executive officer's respective target award times an overall corporate multiplier (ranging between 50% and 150%), which is determined based on Company performance during the trailing fiscal year. Awards for individual objectives are based upon the product of each named executive officer's respective target award times an individual multiplier (ranging between 50% and 125%), which is determined based on individual goals established for each named executive officer (other than the CEO) for the trailing fiscal year.

        Mr. Lewis, in consultation with our senior vice president of human resources, established individual goals for each of our named executive officers at the beginning of 2013 that are specific to the executive officer's area of responsibility and are in support of our corporate objectives for 2013. These individual goals were then recommended to and approved by our Compensation Committee. Dr. Gupta's individual goals included collaborating with peers and delegating responsibilities in order to build high performance team members who could act on a standalone basis, working effectively with external key opinion leaders around clinical trial execution and data, key data analyses and completion of enrollment in trials. Mr. Drechsler's individual goals included optimization of treasury function, implementation of infrastructure for European commercial operations in accounting and tax, business development, risk management, ensuring timely and accurate regulatory filings and accessing capital and securing research analyst coverage. Mr. Pauls' individual goals included building a network with key opinion leaders in the US, Europe and Canada, development of commercial plan in the EU, Canada and the US for NTM and CF, assisting in delivering on manufacturing goals and developing a pricing and reimbursement strategy for CF and NTM in the US, Europe and Canada. Ms. Pellizzari's individual goals included maintaining best practice corporate governance documents, coordinating with function areas to ensure contracts have been challenged for best prices and terms, managing Board interactions as Corporate Secretary, ensuring timely filing of all regulatory disclosure and managing external vendors consistent with the needs of the company in a cost effective and efficient manner.

        When determining what cash incentive amounts, if any, would be paid for 2013, the Board, with respect to the President and CEO, and the Compensation Committee, with respect to the other executive officers, also took into account our overall financial condition at the time and our performance against our annual corporate objectives. For bonuses related to our 2013 performance, the Compensation Committee determined that we achieved a cash bonus payout percentage of 107.75% on our overall performance against our corporate objectives. The following table provides a breakdown of how we performed against each of our corporate objectives during 2013:

Corporate Objectives	Original Weighting (% of Corporate Objectives)	Actual Performance	Actual % of Corporate Objectives Earned
Actively pursue filings in the EU and USA	40%	Partially Achieved	38.00%
Expand product supply chain in support of clinical development and commercialization	45%	Exceeded	51.75%
Prepare for commercial launch upon approval	15%	Exceeded	18.00%

Total	100%		107.75%

        In addition to reviewing our performance against our corporate objectives, the CEO is evaluated by the Board and each executive officer is evaluated by the Compensation Committee regarding his or her individual performance, level of responsibility, leadership in relation to our overall performance and the other compensation factors described above. For 2013, the Compensation Committee determined that Mr. Drechsler and Ms. Pellizzari each exceeded their individual goals and they each achieved a cash bonus payout percentage of 110% on their performance against their individual objectives. The Compensation committee determined that Dr. Gupta partially achieved her individual goals and achieved a cash bonus payout percentage of 75% on her performance against her individual goals. The Compensation committee determined that Mr. Pauls exceeded his individual goals and he achieved a cash bonus payout percentage of 115% on his performance against his individual goals. Based on its overall evaluation, the Board approved the following cash bonus payments to the following named executive officers for 2013:

			Allocation of Bonus %		Actual Bonus % Achievement
Name	Base Salary	Target Bonus %	Corporate Goals	Individual Goals	Corporate Goals	Individual Goals	2013 Cash Bonus
William H. Lewis	$445,000	55%	100%	n/a	107.75%	n/a	$263,800
Andrew T. Drechsler	$330,000	40%	75%	25%	107.75%	110%	$143,000
Renu Gupta, M.D.	$422,240	40%	75%	25%	107.75%	75%	$168,200
Matthew Pauls	$385,000	40%	75%	25%	107.75%	115%	$168,800
Christine Pellizzari(1)	$350,000	40%	75%	25%	107.75%	110%	$63,200

(1)
Ms. Pellizzari's bonus payment was prorated for her period of service during 2013.

  Long-term Incentives

        The Compensation Committee believes that equity-based compensation is a vital part of our compensation program as it creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our employees and directors with those of our shareholders. Historically, we have granted stock options to all new employees upon commencement of employment and we plan to continue this practice. Shares of our Common Stock underlying these stock options typically vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting on each sixth month anniversary thereafter until the fourth anniversary of the date of grant. The stock options granted typically expire ten years from the date of grant and the exercise price typically equals the closing price of our Common Stock on the date of grant. The Compensation Committee believes that providing additional stock option grants beyond an initial new hire grant provides management with a strong link to long-term corporate performance and the creation of shareholder value, as well as providing continued retention via long-term and milestone driven vesting. The Compensation Committee may grant stock options to executive officers from time to time in recognition of such executive officer's expanded duties and responsibilities or continuing contributions to the Company's performance. One of the guiding principles of our compensation program is pay for performance, and therefore a substantial portion of stock options granted to our named executive officers are performance-based, vesting upon the achievement of certain strategic goals. The Board approves all stock option grants to our President and CEO.

        We may grant restricted stock and RSU awards to new employees upon their commencement of employment and to executive officers. The vesting criteria for the restricted stock or RSUs can be either time-based, performance-based or a combination of time-based and performance-based. We may grant stock options, restricted stock, and RSU awards to employees separately or in combination in the future as we deem beneficial and appropriate to fulfill the goals of our compensation program.

        When granting stock options, restricted stock or RSUs, the Compensation Committee considers the compensation factors described above, as well as:

  •
  the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole;

  •
  previous grants of stock options, restricted stock or RSUs to such executive officers;

  •
  vesting schedules of previously granted stock options, restricted stock and RSUs;

  •
  a thorough review of peer group data by the Compensation Committee members regarding executive stock options and restricted stock awards at comparable companies; and

  •
  the impact of stock option, restricted stock and RSU awards on our results of operations.

        Other than awards that were originally granted prior to 2013 under the 2000 Stock Incentive Plan and subsequently ratified at the 2013 Annual Meeting of Shareholders, none of the named executive officers were granted restricted stock or RSUs during 2013. One of the guiding principles of our compensation program is pay for performance, and we believe that a substantial portion of our executives' compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. Consistent with these beliefs, and in recognition of our named executive officers' expanded duties and responsibilities as our Company transitions from a development stage company to a commercial biopharmaceutical company, in 2013 we granted our named executive officers performance-based stock option awards that vest upon the achievement of strategic goals established by the Compensation Committee, as well as time-based stock option awards that vest over a four-year period. In addition, the Compensation Committee decided that, beginning in fiscal 2013, total annual equity compensation awards would be granted on a semi-annual basis, rather than on an annual basis, to help address pricing volatility of the stock and to further the Company's goal of providing meaningful compensation packages to employees consistent with best practices. The Compensation Committee believes that a semi-annual grant cycle spreads the incentives of the stock option grant across a broader time horizon and may mitigate the impact of the historical volatility of our stock.

        Equity compensation awards were granted to Mr. Drechsler and Dr. Gupta in March 2013, to our named executive officers, other than Ms. Pellizzari, in May 2013 upon shareholder approval of our 2013

Incentive Plan and to Mr. Lewis in October 2013. Messrs. Lewis, Drechsler, Pauls and Dr. Gupta were granted performance-based options: Mr. Lewis for 166,667 shares of our Common Stock, Mr. Drechsler for 50,000 shares of our Common Stock, Mr. Pauls for 25,000 shares of our Common Stock and Dr. Gupta for 100,000 shares of our Common Stock. Each of these performance-based options are exercisable with respect to one half of the shares subject to the option upon receipt of the first written acceptance of a New Drug Application or a Marketing Authorization Application filing from the regulatory authority (U.S. Food and Drug Administration or European Medicines Agency); and with respect to the remaining one half of the shares subject to the option upon receipt of the first written approval of an NDA or MAA filing from the regulatory authority (FDA or EMA). The Compensation Committee and the Board made these determinations due to the significant achievements the Company had in 2013 towards commercialization and the importance of the strategic goals associated with the performance-based vesting schedule of the grants. Given that our Company's current primary development focus is to obtain regulatory approval for ARIKAYCE in CF and NTM target indications and to prepare for commercialization in the United States, Europe, Canada and Japan, the Compensation Committee believes it is essential that our named executive officers are appropriately incentivized to gain regulatory approvals, which are critical drivers of the overall success of the Company and of shareholder value.

        In addition, Messrs. Lewis, Drechsler, and Dr. Gupta were granted time-based options: Mr. Lewis for 333,333 shares of our Common Stock, Mr. Drechsler for 30,000 shares of our Common Stock and Dr. Gupta for 100,000 shares of our Common Stock. Each of these time-based options have a vesting schedule of 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant. The Compensation Committee and the Board made these determinations due to the significant achievements the Company had in 2013 towards commercialization and to ensure that our executives maintain a long-term view of shareholder value. The Compensation Committee believes that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company.

        In April 2013, as a material inducement for Mr. Pauls to accept employment with the Company, the Compensation Committee approved the grant of two stock option awards to Mr. Pauls. One such grant was 200,000 stock options that vest over a four-year period conditioned on his continued employment with the Company. The second grant was 100,000 stock options that will vest when cumulative revenues from all approved products exceed $25 million. In July, the Compensation Committee approved a grant of 150,000 options to Ms. Pellizzari in connection with her commencement of employment on July 29, 2013, with a vesting schedule of 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant. As previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, in connection with our review of equity compensation awards made under the 2000 Stock Incentive Plan, we determined that we had inadvertently exceeded the annual per-person sub-limits set forth in the 2000 Stock Incentive Plan. As a result of the foregoing review, on March 7, 2013, the Board approved a remediation and compliance plan recommended by a special committee of the Board. Each employee, including certain of our named executive officers, who held an unvested and/or unexercised affected equity compensation award entered into a waiver and consent, pursuant to which, each affected employee or director agreed that (1) the unvested portion of such awards (stock options and RSUs) in excess of the sub-limits would not vest and would not become exercisable, (2) any vested but unexercised portion of stock options in excess of the sub-limits would not be exercisable, and (3) any vested RSUs and any previously granted restricted stocks in excess of sub-limits would not be sold, in each case, unless our shareholders ratify and approve the portion of the affected awards that were in excess of the applicable sub-limits. Our shareholders ratified and approved the affected portion of such awards at the 2013 Annual Meeting of Shareholders. Such ratification is deemed to be a modification of the previously granted awards for compensation disclosure purposes. Consequently, the ratified awards held by our named executive officers are reflected in the Summary Compensation Table on page 38 of this Proxy Statement and in the 2013 Grants of Plan-Based Awards Table on page 39 of this Proxy Statement as though they were newly granted awards made as of the date of the 2013 Annual Meeting of Shareholders. The Compensation Committee subsequently adopted an Equity Grants Policy governing the granting of awards under and the administration of the 2013 Incentive Plan to tighten internal controls over the plan and our equity grant approval process.

  Other Benefits

        We maintain several other benefit programs that are offered to all employees, which include coverage for health insurance, dental insurance, life and disability insurance, and a 401(k) Plan. We do not have any defined benefit plans or non-qualified deferred compensation plans and we do not currently provide for any Company contributions or matching contributions under the 401(k) Plan.

  Severance and Change in Control Benefits

        As discussed in further detail below, we entered into employment agreements with each of our named executive officers that, in addition to other items, provide for certain severance and change in control payments. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

  Other Compensation Considerations

        Section 162(m).    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers for any one calendar year. This deduction limitation does not apply, however, to certain "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code. However, we cannot assure you that all compensation will qualify for deductibility under Section 162(m), and we may, in our discretion, award non-deductible compensation.

COMPENSATION COMMITTEE REPORT*

        The Compensation Committee has reviewed and discussed the CD&A with management and based on the review and discussions with management of the CD&A, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement on Schedule 14A and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

THE COMPENSATION COMMITTEE

Alfred F. Altomari, Chairman
Randall W. Whitcomb, M.D.
Melvin Sharoky, M.D.

*
The foregoing report of the Compensation Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by the named executive officers in fiscal years 2013, 2012, and 2011.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
William H. Lewis(4)	2013	$445,000	$—	$—	$11,501,342	$263,800	$—	$12,210,142
President and Chief	2012	$125,397	$86,771	$—	$2,591,605	$—	$34,736	$2,838,509
Executive Officer	2011	$—	$—	$—	$—	$—	$—	$—
Andrew T. Drechsler(5)	2013	$330,000	$—	$—	$1,044,904	$143,000	$—	$1,517,904
Chief Financial Officer	2012	$52,673	$35,000	$—	$917,000	$—	$—	$1,004,673
	2011	$—	$—	$—	$—	$—	$—	$—
Renu Gupta, M.D.	2013	$422,240	$—	$174,499	$1,484,430	$168,200	$—	$2,249,369
Executive Vice President of	2012	$406,000	$189,805	$—	$—	$—	$—	$595,805
Development and Chief	2011	$400,000	$102,800	$475,540	$229,371	$—	$—	$1,207,711
Medical Officer
Matthew Pauls(6)	2013	$288,750	$—	$—	$1,966,723	$168,800	$—	$2,424,273
Chief Commercial Officer	2012	$—	$—	$—	$—	$—	$—	$—
	2011	$—	$—	$—	$—	$—	$—	$—
Christine Pellizzari(7)	2013	$149,872	$—	$—	$1,251,150	$63,200	$15,000	$1,479,222
General Counsel and	2012	$—	$—	$—	$—	$—	$—	$—
Corporate Secretary	2011	$—	$—	$—	$—	$—	$—	$—

(1)
Amounts in this column represent cash bonus compensation paid to each executive officer as determined in the discretion of the Compensation Committee and our Board.

(2)
Amounts in this column reflect the grant date fair values of stock and option awards granted during 2013 and incremental fair value of certain awards as described below.

As a result of our review of equity compensation awards made under the 2000 Stock Incentive Plan, we determined that certain of the previously granted awards to our directors and employees, including certain of our named executive officers, had inadvertently exceeded the annual per-person sub-limits set forth in the 2000 Stock Incentive Plan (the "Excess Awards"). In order to rectify this situation and confirm the validity of the Excess Awards, we sought shareholder approval of the Excess Awards. Our shareholders ratified and approved the Excess Awards at the 2013 Annual Meeting of Shareholders. Such ratification is deemed to be a modification of the previously granted awards for compensation disclosure purposes. The incremental fair value of the Excess Awards, computed as of the modification date in accordance with FASB ASC Topic 718, is included in the amount reported in this column. For additional information, see the discussions in the "Compensation Discussion and Analysis—Components of Compensation, Long-Term Incentives" and Proposal No. 3—"Ratification And Approval Of Certain Equity Compensation Awards Previously Granted To Certain Employees And Directors Under Our 2000 Stock Incentive Plan" in our definitive proxy statement for the 2013 Annual Meeting of Shareholders filed with the SEC on April 29, 2013.

The grant date fair values of stock and option awards granted during 2013 were calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 9, "Stock- Based Compensation" of the consolidated financial statements in the Company's Form 10-K for 2013 regarding assumptions underlying valuation of equity awards.

(3)
Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see "Compensation Discussion and Analysis—Components of Compensation—Annual Cash Incentives."

(4)
Mr. Lewis's 2012 salary covers the period from his date of hire on September 10, 2012 through December 31, 2012. Mr. Lewis's annual salary as of his hire date was $425,000. Prior to entering into his employment agreement with the Company on September 10, 2012, Mr. Lewis was a consultant to the Company from the period June 21, 2012 to September 9, 2012 ("Mr. Lewis's consulting period"). During Mr. Lewis's consulting period, the Company paid Mr. Lewis consulting fees totaling $34,736, which is the "All Other Compensation" included in the above table.

(5)
Mr. Drechsler's 2012 salary covers the period from his date of hire on November 7, 2012 through December 31, 2012. Mr. Drechsler's annual salary as of his hire date was $330,000.

(6)
Mr. Pauls's 2013 salary covers the period from his date of hire on April 1, 2013 through December 31, 2013. Mr. Pauls's annual salary as of his hire date was $385,000.

(7)
Ms. Pellizzari's 2013 salary covers the period from her date of hire on July 29, 2013 through December 31, 2013. Ms. Pellizzari's annual salary as of her hire date was $350,000. The Company paid Ms. Pellizzari a signing bonus in the amount of $15,000, which is the "All Other Compensation" included in the above table.

2013 Grants of Plan-Based Awards

        The following table sets forth certain information regarding the stock option grants made to our named executive officers during the fiscal year ended December 31, 2013. No other Plan-Based Awards were granted to any of our current or former named executive officers during 2013.

							Estimated Future Payouts Under Equity Incentive Plan
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)
			Date of Board/ Committee Action								Grant Date Fair Value ($)
Name	Award Type(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Target (#)
William H. Lewis	AIC	—	—	$122,375	$244,750	$367,125	—	—	—	—	—
	RTFD(A)	5/23/2013	4/17/2013	—	—	—	—	—	633,314	$3.40	$10.96
	RTFD(B)	5/23/2013	4/17/2013	—	—	—	—	—	186,170	$4.55	$10.67
	OPT(C)	5/23/2013	5/23/2013	—	—	—	166,667	—	—	$12.44	$9.36
	OPT	5/23/2013	5/23/2013	—	—	—	—	—	83,333	$12.44	$9.36
	OPT	10/31/2013	10/31/2013	—	—	—	—	—	250,000	$14.24	$10.49
Andrew T. Drechsler	AIC	—	—	$66,000	$132,000	$189,750	—	—	—	—	—
	RTFD(D)	5/23/2013	4/17/2013	—	—	—	—	—	100,000	$6.65	$10.22
	OPT(C)	3/20/2013	3/18/2013	—	—	—	50,000	—	—	$6.90	$5.33
	OPT	5/23/2013	5/23/2013	—	—	—	—	—	30,000	$12.44	$9.36
Renu Gupta, M.D.	AIC	—	—	$84,448	$168,896	$242,788	—	—	—	—	—
	RTFD(E)	5/23/2013	4/17/2013	—	—	—	—	—	25,500	$3.03	$11.03
	RTFD(F)	5/23/2013	4/17/2013	—	—	—	—	43,300	—	—	$12.44
	OPT(C)	3/20/2013	3/18/2013	—	—	—	100,000	—	—	$6.90	$5.33
	OPT	3/20/2013	3/18/2013	—	—	—	—	—	50,000	$6.90	$5.33
	OPT	5/23/2013	5/23/2013	—	—	—	—	—	50,000	$12.44	$9.36
Matthew Pauls	AIC	—	—	$77,000	$154,000	$221,375	—	—	—	—	—
	OPT	4/1/2013	3/7/2013	—	—	—	—	—	200,000	$7.45	$5.78
	OPT(G)	4/1/2013	3/7/2013	—	—	—	100,000	—	—	$7.45	$5.78
	OPT(C)	5/23/2013	5/23/2013	—	—	—	25,000	—	—	$12.44	$9.36
Christine Pellizzari(2)	AIC	—	—	$29,167	$58,333	$83,854	—	—	—	—	—
	OPT	7/30/2013	7/30/2013	—	—	—	—	—	150,000	$11.14	$8.34

(1)	Award Type:
	AIC =	Annual incentive cash award.
RTFD =
Previously granted excess award ratified by shareholders at 2013 Annual Meeting. As a result of our review of equity compensation awards made under the 2000 Stock Incentive Plan, we determined that certain of the previously granted awards to our directors and employees, including certain of our named executive officers, had inadvertently exceeded the annual per-person sub-limits set forth in the 2000 Stock Incentive Plan. In order to rectify this situation and confirm the validity of these Excess Awards, we sought shareholder approval of the Excess Awards. Our shareholders ratified and approved the Excess Awards at the 2013 Annual Meeting of Shareholders. Such ratification is deemed to be a modification of the previously granted awards for compensation disclosure purposes. The incremental fair value of the Excess Awards, computed as of the modification date in accordance with FASB ASC Topic 718, is included in the amount reported in this table. For additional information, see the discussions in the "Compensation Discussion and Analysis—Components of Compensation, Long-Term Incentives" and Proposal No. 3—"Ratification And Approval Of Certain Equity Compensation Awards Previously Granted To Certain Employees And Directors Under Our 2000 Stock Incentive Plan" in our definitive proxy statement for the 2013 Annual Meeting of Shareholders filed with the SEC on April 29, 2013.
	OPT =	Stock option.
	A =	Original option granted on September 10, 2012 and ratified by shareholders on May 23, 2013.
	B =	Original option granted on September 28, 2012 and ratified by shareholders on May 23, 2013.
	C =	Performance base award that vests as follows: 50% upon acceptance of first regulatory filing for ARIKAYCE and 50% upon approval of ARIKAYCE filing.
	D =	Original option granted on November 7, 2012 and ratified by shareholders on May 23, 2013.
	E =	Original option granted on December 21, 2011 and ratified by shareholders on May 23, 2013.
	F =	Original restricted stock units awarded on January 31, 2011 and ratified by shareholders on May 23, 2013.
	G =	Performance base award that vests when cumulative revenues exceed $25 million.
(2)	The amounts of Estimated Future Payouts Under Non-Equity Incentive Plan Awards for Ms. Pellizzari are prorated for her period of service during 2013.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

  Employment Agreements

        William H. Lewis.    On September 10, 2012 we entered into an employment agreement with Mr. Lewis under which he is entitled to an annual base salary, which for fiscal 2012 was $425,000, a target annual bonus opportunity equal to 50% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2013, Mr. Lewis's base salary was increased to $445,000 and his target bonus percentage was increased to 55%.

        Andrew T. Drechsler.    On November 7, 2012, we entered into an employment agreement with Mr. Drechsler under which he is entitled to an annual base salary, which for fiscal 2012 was $330,000, a target annual bonus opportunity equal to 30% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2013, Mr. Drechsler's target bonus percentage was increased to 40%.

        Renu Gupta.    On January 31, 2011, we entered into an employment agreement with Dr. Gupta effective as of December 2, 2010 under which she is entitled to an annual base salary, which for fiscal 2012 was $406,000, a target annual bonus opportunity equal to 40% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2013, Dr. Gupta's base salary was increased to $422,240.

        Matthew Pauls.    On April 1, 2013, we entered into an employment agreement with Mr. Pauls under which he is entitled to an annual base salary, which for fiscal 2013 was $385,000, a target annual bonus opportunity equal to 40% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company.

        Christine Pellizzari.    On July 29, 2013, we entered into an employment agreement with Ms. Pellizzari under which she is entitled to an annual base salary, which for fiscal 2013 was $350,000, a target annual bonus opportunity equal to 40% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth certain information regarding the stock options and RSUs held by each of our named executive officers as of December 31, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
William H. Lewis	177,079	531,235		$3.40	9/10/2022	(1)	—		—		—	—
	46,543	139,627		$4.55	9/28/2022	(1)
	—		166,667	$12.44	5/23/2023	(2)
	—	83,333		$12.44	5/23/2023	(1)
	—	250,000		$14.24	10/31/2023	(1)
Andrew T. Drechsler	43,751	131,249		$6.65	11/7/2022	(1)	—		—		—	—
	—		50,000	$6.90	3/20/2023	(2)
	—	30,000		$12.44	5/23/2023	(1)
Renu Gupta, M.D.	15,500	9,300		$5.90	1/31/2021	(1)	27,900	(3)	$473,300	(5)
	37,852	37,848		$3.03	12/21/2021	(1)
	—		100,000	$6.90	3/20/2023	(2)
	—	50,000		$6.90	3/20/2023	(1)
	—	50,000		$12.44	5/23/2023	(1)
Matthew Pauls.	—	200,000		$7.45	4/1/2023	(1)	—		—		—	—
	—		100,000	$7.45	4/1/2023	(4)
	—		25,000	$12.44	5/23/2023	(2)
Christine Pellizzari	—	150,000		$11.14	7/30/2023	(1)	—		—		—	—

(1)
These stock options have a vesting schedule of 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant.

(2)
Vesting for performance grants is as follows: exercisable with respect to one half of the shares subject to this Option upon receipt of the first written acceptance of an NDA or MAA filing from the regulatory authority (FDA or EMA); and with respect to the remaining one half of the shares subject to this Option upon receipt of the first written approval of an NDA or MAA filing from the regulatory authority (FDA or EMA).

(3)
These RSUs vested on January 31, 2014.

(4)
The vesting schedule for this grant is as follows: one hundred percent (100%) of the shares of Common Stock subject to this Option on the date of the Company's issuance of a quarterly or annual earnings release, as applicable, pertaining to the fiscal quarter during which the Company's cumulative revenues from all approved products (as determined in accordance with U.S. GAAP) first exceeds $25 million, subject to Mr. Pauls' continued employment with the Company through such date.

(5)
Based on the $17.00 closing price of our Common Stock on December 31, 2013, as reported by Nasdaq Capital Market.

Option Exercises and Stock Vested

        The following table sets forth information with respect to stock options exercised and stock awards vested by the named executive officers during the fiscal year ended December 31, 2013.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William H. Lewis	—	—	—	—
Andrew T. Drechsler	—	—	—	—
Renu Gupta, M.D.	—	—	27,900	$333,684	(1)
Matthew Pauls	—	—	—	—
Christine Pellizzari.	—	—	—	—

(1)
Based on the $11.96 closing price of our Common Stock on June 28, 2013, as reported by Nasdaq Capital Market.

Potential Payments Upon Termination or Change in Control

        Our named executive officers are entitled to certain benefits in connection with certain terminations or as a result of a change in control. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

        If Mr. Lewis's employment is terminated by us without cause or by Mr. Lewis for good reason within twelve months after a change in control of the Company, Mr. Lewis will receive payment of accrued obligations, a lump sum payment equal to the sum of two times his annual base salary and target bonus, a pro-rata portion of his annual target bonus, full vesting of all time-vested equity awards, and up to eighteen months continuation of health benefits provided Mr. Lewis elects continued coverage under COBRA.

        If Mr. Drechsler's employment is terminated by us without cause or by Mr. Drechsler for good reason within twelve months after a change in control of the Company, Mr. Drechsler will receive payment of accrued obligations, a lump sum payment equal to the sum of one times his annual base salary, a pro-rata portion of his annual target bonus, full vesting of all time-vested equity awards, and up to one year continuation of health benefits provided Mr. Drechsler elects continued coverage under COBRA.

        If the employment of Dr. Gupta is terminated by us without cause or by the executive officers for good reason within twelve months after a change in control of the Company, Dr. Gupta will receive payment of accrued obligations, a lump sum payment equal to the sum of one times her respective annual base salary and pro-rata portion of her annual target bonus for the year of termination, 100% of her annual target bonus, full vesting of all equity awards, and up to two years continuation of health benefits provided the executive officers elect continued coverage under COBRA.

        If Mr. Pauls' employment is terminated by us without cause or by Mr. Pauls for good reason within twelve months after a change in control of the Company, Mr. Pauls will receive payment of accrued obligations, a lump sum payment equal to the sum of one times his annual base salary, a pro-rata portion of his annual target bonus, full vesting of all time-vested equity awards, and up to one year continuation of health benefits provided Mr. Pauls elects continued coverage under COBRA.

        If Ms. Pellizzari's employment is terminated by us without cause or by Ms. Pellizzari for good reason within twelve months after a change in control of the Company, Ms. Pellizzari will receive payment of accrued obligations, a lump sum payment equal to the sum of one times her annual base salary, a pro-rata portion of her annual target bonus, full vesting of all time-vested equity awards, and up to one year continuation of health benefits provided Ms. Pellizzari elects continued coverage under COBRA.

        The employment of each of our executive officers may be terminated by us with or without cause, or by the executive officers with or without good reason. If the employment of one of our executive officers is terminated by us without cause or by the executive officers for good reason prior to the date of a change in control or following the one year period after a change in control, the executive officers (other than Messrs. Drechsler, Pauls and Ms. Pellizzari) will receive payment of accrued obligations, a pro rata portion of their annual target bonus for the year of termination, twelve months continuation of his or her respective annual base salary, 100% of his or her annual target bonus, full vesting of all equity awards in place for one year or longer (or, in the case of Mr. Lewis, full vesting of all time-vested equity awards in place for one year or longer), and Company-paid health insurance for the officer and his or her dependents for up to eighteen months so long as they are eligible for COBRA coverage under the Company's health and welfare plans. If any of Messrs. Drechsler's, Pauls' or Ms. Pellizzari's employment is terminated by us without cause or by any of Messrs. Drechsler, Pauls and Ms. Pellizzari for good reason prior to the date of a change in control or following the one year period after a change in control, each of Messrs. Drechsler, Pauls and Ms. Pellizzari will receive payment of accrued obligations, a pro rata portion of his or her annual target bonus for the year of termination, six months continuation of his or her annual base salary, an additional six months of option vesting, and Company-paid health insurance for the officer and his or her dependents for up to six months so long as he or she is eligible for COBRA coverage under the Company's health and welfare plans.

        In addition, if we decide, without cause, to not renew Dr. Gupta's employment agreement at the end of its term, Dr. Gupta will receive payment of accrued obligations, twelve months continuation of her annual base salary less the amount of base salary that was paid to her during the 120 day notice period for non-renewal of the term, 100% of her annual target bonus less the pro rata portion of the annual target bonus paid to her with respect to the 120 day notice period for non-renewal of the term, full vesting of all equity awards in place for one year or longer, and Company-paid health insurance for Dr. Gupta and her dependents for up to eight months so long as they elect COBRA coverage under Company's health and welfare plans.

        To protect our business and goodwill, for a period of twelve months after the termination of an executive's employment with us, the executive agrees that he or she will not:

  1.
  engage in any activity in material competition with the business in which we engaged while the executive was employed by us;

  2.
  directly or indirectly recruit or solicit any person who is then an employee of us or was an employee of us at any time within six months prior to such solicitation; or

  3.
  solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of our clients or customers, or prospective clients or customers.

        Pursuant to the RSU award agreements entered into in connection with the respective employment of Dr. Gupta, the restrictions imposed on such RSUs held by such executives shall lapse upon a change in control. Upon a change in control, the value of the accelerated award as of December 31, 2013 would have been $474,300 for Dr. Gupta.

        The severance benefits that executives may be entitled to receive under these agreements and other benefits that the executives are entitled to receive under other plans, may constitute parachute payments that are subject to the "golden parachute" rules of Section 280G of the Code and the excise tax of Code Section 4999. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the executives to receive a greater net after tax amount than the executives would receive absent a reduction. All severance benefits are also subject to the execution and non-revocation of a general release of claims against the Company.

        The table below summarizes the hypothetical payments that could be incurred for each of the named executive officers at the time assuming that a qualified termination under the applicable agreement occurred on December 31, 2013 as a result of a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$1,379,500	$244,750	$45,853	$10,033,151	$11,703,254
Andrew T. Drechsler(4)	$330,000	$132,000	$82	$1,495,227	$1,957,309
Renu Gupta, M.D.	$619,136	$168,896	$46,307	$2,849,267	$3,683,606
Matthew Pauls	$385,000	$154,000	$15,386	$1,910,000	$2,464,386
Christine Pellizzari	$350,000	$140,000	$22,927	$879,000	$1,391,927

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes salary for two years plus the target bonus for two years. The cash severance figure for Messrs. Drechsler, Pauls and Ms. Pellizzari includes salary for one year. The cash severance figure for Dr. Gupta includes salary for one year plus the target bonus for one year.

(2)
The pro-rata bonus would be payable based on actual performance for the year pro-rated for the number of days worked in the year of termination. The value used in the table assumes the full target bonus for the year.

(3)
For Messrs. Lewis, Drechsler, Pauls, and Ms. Pellizzari, the value represents the acceleration of all time-based equity awards outstanding as of December 31, 2013 and the value shown is equal to the number of stock options multiplied by the difference between the $17.00 closing price of our Common Stock on December 31, 2013, as reported by Nasdaq Capital Market, and the exercise price of the options. For Dr. Gupta, the value represents the acceleration of all equity awards outstanding as of December 31, 2013 and the value is equal to (1) for stock options, the number of stock options multiplied by the difference between the $17.00 closing price of our Common Stock on December 31, 2013 and the exercise price of the options, and (2) for RSUs, the number of RSUs multiplied by the same $17.00 closing price stock price.

(4)
For Mr. Drechsler, the value of benefits does not include medical or dental benefits, as Mr. Drechsler is not a participant in the company-paid medical and dental insurance programs and would not be eligible to elect COBRA coverage upon a qualified termination.

        The table below summarizes the hypothetical payments that could be incurred for each of the named executive officers at the time assuming that a qualified termination under the applicable agreement occurred on December 31, 2013 as a result of termination without cause or for good reason prior to the date of a change in control or following the one year period after a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$689,750	$244,750	$45,853	$8,963,152	$9,943,505
Andrew T. Drechsler(4)	$165,000	$132,000	$41	$277,706	$574,747
Renu Gupta, M.D.	$619,136	$168,896	$34,527	$2,116,267	$2,938,826
Matthew Pauls.	$192,500	$154,000	$7,693	$477,500	$831,693
Christine Pellizzari	$175,000	$140,000	$11,463	$—	$326,463

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figures for Mr. Lewis and Dr. Gupta include salary for one year plus the target bonus for one year. The figure for Messrs. Drechsler, Pauls and Ms. Pellizzari includes salary for six months.

(2)
The pro-rata bonus would be payable based on actual performance for the year pro-rated for the number of days worked in the year of termination. The value used in the table assumes the full target bonus for the year.

(3)
For Mr. Lewis, the value represents the acceleration of all time-vested equity outstanding as of December 31, 2013 granted at least one year prior to the termination date. For Messrs. Drechsler, Pauls, and Ms. Pellizzari, the value represents an additional six months of vesting of their outstanding options as of December 31, 2013. For Dr. Gupta, the value represents the acceleration of all equity outstanding as of December 31, 2013 that was granted at least one year prior to the termination date and the value is equal (1) for stock options, the number of stock options multiplied by the difference between the stock$17.00 closing price as of our Common Stock on December 31, 2013 ($17.00 per share), as reported by Nasdaq Capital Market, and the exercise price of the options, and (2) for RSUs, the number of RSUs multiplied by the same $17.00 closing price as of December 31. 2013.

(4)
For Mr. Drechsler, the value of benefits does not include medical or dental benefits, as Mr. Drechsler is not a participant in the company-paid medical and dental insurance programs and would not be eligible to elect COBRA coverage upon a qualified termination.

        For purposes of the employment agreements, the term "cause" generally includes:

  (a)
  a conviction of the executive, or a plea of nolo contendere, to a felony involving moral turpitude;

  (b)
  willful misconduct or gross negligence by the executive resulting, in either case, in material economic harm to the Company or any related entities;

  (c)
  a willful failure by the executive to carry out the reasonable and lawful directions of the Board and failure by the executive to remedy the failure within thirty (30) days after receipt of written notice of same, by the Board;

  (d)
  fraud, embezzlement, theft or dishonesty of a material nature by the executive against the Company or any related entity, or a willful material violation by the executive of a policy or procedure of the Company or any related entity, resulting, in any case, in material economic harm to the Company or any related entity; or

  (e)
  a willful material breach by the executive of their employment agreement and failure by the executive to remedy the material breach within 30 days after receipt of written notice of same, by the Board.

        For purposes of the employment agreements, the term "change in control" generally includes:

  (a)
  the acquisition by another person of beneficial ownership of 40% or more of our Common Stock;

  (b)
  a proxy contest that results in the replacement of a majority of the members of our Board;

  (c)
  a merger after which our shareholders own less than 60% of the surviving corporation's stock; or

  (d)
  approval by our shareholders of a complete liquidation or dissolution of our Company.

        For purposes of the employment agreements, the term "good reason" generally includes:

  (a)
  a material diminution in the executive's base compensation;

  (b)
  a material diminution in the executive's authority, duties, or responsibilities;

  (c)
  a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report;

  (d)
  the Company's or related entity's requiring the executive to be based at any office or location outside of 50 miles from the location of employment or service as of the effective date of their employment agreement, except for travel reasonably required in the performance of the executive's responsibilities; or

  (e)
  any other action or inaction that constitutes a material breach by the Company of their employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is comprised entirely of independent directors and none of our executive officers served on the Compensation Committee or on the board of any company that employed any member of our Compensation Committee or our Board.

DIRECTOR COMPENSATION

        Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Our Board is compensated through fees, grants of stock options and grants of restricted stock. At the end of 2012, the Compensation Committee, in accordance with its charter, undertook a review of our director compensation with the assistance of ExeQuity. Market data suggested a trend toward retainer-based compensation as opposed to per-meeting fees for compensation of boards of directors of peer companies. Based on market data and ExeQuity's findings, the Compensation Committee determined and recommended to the Board, that a greater percentage of directors' compensation be equity based and proposed a new compensation structure for directors. As a result, beginning in 2013, we implemented a new director compensation policy which discontinued cash payments to directors for meeting attendance and replaces them with a cash retainer and equity-based compensation, as further described below. The Board believes these changes were necessary to further align our non-employee director compensation practices with the best interests of our shareholders.

Fees Earned or Paid in Cash

        During 2013, each non-employee director was paid an annual retainer fee of $35,000, except for the Chairman of the Board, who was paid an annual retainer fee of $75,000, and Mr. McGirr, who was paid $8,333, representing the annual retainer fee of $35,000, pro-rated for his period of service during 2013. The Chairmen of each of the Compensation Committee and the Nominations and Governance Committee were paid an additional annual fee of $10,000, and the Chairman of the Audit Committee was paid an additional annual fee of $15,000. These annual fees were paid quarterly. In addition, from time to time the Board may establish special committees related to specific matters. In 2013, the Board formed a special evaluation committee consisting of Mr. Altomari and Dr. Engelsen for the purpose of evaluating excess equity compensation awards granted under the 2000 Stock Incentive Plan, as described in further detail in Note 9 of the consolidated financial statements in the Company's Form 10-K for fiscal year 2013. Each of Mr. Altomari and Dr. Engelsen each received a one-time special committee fee of $10,000 for their service as members of the special evaluation committee.

Grant of Restricted Stock Units

        During 2013, each non-employee director, except for Mr. McGirr, received an annual equity-based grant with a grant date value of $60,000 in the form of RSUs. The RSUs vest on the first anniversary of the date of the award, provided that the director attend at least 75% of the meetings of the Board. Mr. McGirr received an annual equity-based grant with a grant date value of $10,000, pro-rated for his period of service. The annual equity-based grant for 2013 for each of the directors, other than Mr. McGirr, was 8,955 RSUs, which was based on the $6.70 closing price of our Common Stock on January 11, 2013, as reported by Nasdaq Capital Market.

        The following table sets forth a summary of the compensation we paid to our non-employee directors in 2013.

	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)(4)	Total
Alfred F. Altomari	$51,044	$60,000	$111,044
Steinar J. Engelsen, M.D.	$51,044	$60,000	$111,044
Donald J. Hayden Jr.(5)	$75,000	$144,796	$219,796
Richard S. Kollender(6)	$41,667	$60,000	$101,667
David W.J. McGirr(7)	$8,333	$10,000	$18,333
Melvin Sharoky, M.D.	$38,956	$60,000	$98,956
Randall Whitcomb, M.D.	$53,539	$60,000	$113,539

(1)
The amounts in this column reflect the actual fees earned and paid during fiscal 2013.

(2)
The amounts in this column reflect the grant date fair values of stock awards granted during 2013 and incremental fair value of certain awards as described below.

As a result of a review by us of equity compensation awards made under our 2000 Stock Incentive Plan, we determined that certain of the previously granted awards to our directors and employees, including certain of our named executive officers, had inadvertently exceeded the annual per-person sub-limits set forth in our 2000 Stock Incentive Plan. In order to rectify this situation and confirm the validity of these Excess Awards, we sought shareholder approval of the Excess Awards. Our shareholders ratified and approved the Excess Awards at the 2013 Annual Meeting of Shareholders. Such ratification is deemed to be a modification of the previously granted awards for compensation disclosure purposes. The incremental fair value of the Excess Awards, computed as of the modification date in accordance with FASB ASC Topic 718, is included in the amount reported in this column. For additional information, see the discussions in the "Compensation Discussion and Analysis—Components of Compensation, Long-Term Incentives" and Proposal No. 3—"Ratification And Approval Of Certain Equity Compensation Awards Previously Granted To Certain Employees And Directors Under Our 2000 Stock Incentive Plan" in our definitive proxy statement for the 2013 Annual Meeting of Shareholders filed with the SEC on April 29, 2013.

  The grant date fair values of stock awards granted during 2013 were calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 9, "Stock-Based Compensation" of the consolidated financial statements in the Company's Form 10-K for 2013 regarding assumptions underlying valuation of equity awards.

(3)
Each Director received 8,955 RSUs in January 2013, except for David McGirr, who received 702 RSUs when he joined the Board on October 31, 2013. As of December 31, 2013, the number of RSUs held by our current directors were as follows: Mr. Altomari, 8,955; Mr. Hayden, 8,955; Dr. Engelsen, 8,955; Mr. McGirr, 702; Dr. Sharoky, 8,955; Dr. Whitcomb, 8,955.

(4)
No option awards were granted to our directors in 2013. As of December 31, 2013, the number of shares of our Common Stock underlying options held by our current directors were as follows: Mr. Hayden, 85,000; Dr. Englesen, 1,750; Dr. Sharoky, 1,750; and Dr. Whitcomb, 1,750.

(5)
Mr. Hayden's cash compensation excludes a bonus payment of $36,026 which was paid in 2013 and was related to his tenure as Executive Chairman in 2012. Mr. Hayden's stock award amount includes $84,796 related to the remeasurement of a certain award in 2013 (see footnote (2) above).

(6)
Mr. Kollender resigned from the Board effective October 31, 2013.

(7)
The figures for Mr. McGirr cover the period from the date of his election to the Board on October 31, 2013 until December 31, 2013.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Information Regarding the Advisory Vote on the Compensation of our Named Executive Officers

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting of Shareholders, commonly referred to as a "Say-on-Pay" vote.

        The advisory vote on executive compensation is a non-binding vote on the compensation of our "named executive officers," as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the "Compensation Discussion and Analysis" section starting on page 21 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2013 compensation of our named executive officers.

        The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the 2011 Annual Meeting of Shareholders, the Company's stockholders recommended, on an advisory basis, that the frequency of the stockholder vote on the compensation of our named executive officers occur every three years.

        The Compensation Committee of our Board oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

  •
  ensure executive compensation is aligned with our corporate strategies and business objectives;

  •
  reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance;

  •
  provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent;

  •
  provide an incentive for long-term continued employment with our Company; and

  •
  reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

        The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board or our Compensation Committee. The outcome of the vote will not require the Company, our Board or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board.

        Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns.

        Stockholders will be asked at the 2014 Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

        RESOLVED, that the shareholders of Insmed Incorporated approve, on an advisory basis, the compensation of the Company's named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company's definitive proxy statement for the 2014 Annual Meeting.

Vote Not Required for Approval

        While this vote is on an advisory basis, and is therefore not binding on us, your vote will be carefully considered by the Compensation Committee when making future compensation decisions with regard to our executive officers.

Recommendation

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information Relative to Ratification of Independent Registered Public Accounting Firm

        The Audit Committee has designated Ernst & Young LLP, independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2014. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

        The principal function of Ernst & Young LLP is to audit our consolidated financial statements and, in connection with that audit, to review certain related filings submitted to the Securities and Exchange Commission and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two fiscal years for professional services rendered by Ernst & Young LLP, as well as information relating to the Audit Committee's pre-approval policies and procedures, are detailed in the "Audit Committee Report."

Vote Not Required for Approval

        Shareholder ratification of our independent registered public accounting firm is not required under Virginia law, our Articles of Incorporation or our Bylaws. However, the Board is submitting the expected appointment of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. In the event that a majority of the votes cast are against the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of our independent registered public accounting firm.

Recommendation

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Equity Compensation Plan Information

        In fiscal 2013, we had three equity compensation plans: the 2013 Incentive Plan, which was approved by our shareholders at the Annual Meeting of Shareholders on May 23, 2013, the 2000 Stock Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). Both the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan were adopted by the Board and approved by our shareholders in 2000.Upon the approval of the 2013 Incentive Plan, no additional awards were issued under the 2000 Stock Incentive Plan and the shares remaining for future grant under the 2000 Stock Incentive Plan were transferred to the 2013 Incentive Plan. The 2013 Incentive Plan is administered by the Compensation Committee and the Board.

        Under the terms of the 2013 Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both incentive stock options and non-qualified stock options), performance shares and other stock awards, as well as the payment of incentive bonuses to all employees and non-employee directors. The 2013 Incentive Plan provides for a single, aggregate per person annual sub-limit of 1,500,000 stock options, performance shares (including RSUs) and shares of restricted stock. The 2013 Incentive Plan provides for the issuance of a maximum of 3,053,833 shares of Common Stock. Shares subject to outstanding awards under the 2000 Stock Incentive Plan that are cancelled, expired, forfeited or otherwise not issued will also be added to the number of shares available under the 2013 Incentive Plan. The 2013 Incentive Plan will terminate on April 16, 2023 unless it is extended or terminated earlier pursuant to its terms.

        Under the terms of the 2000 Stock Incentive Plan, we were authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both incentive stock options and non-qualified stock options), restricted stock, RSUs, performance shares and other stock awards to all employees and non-employee directors. On March 15, 2013, the Board amended the 2000 Stock Incentive Plan to provide for a single aggregate per person annual sub-limit for the issuance of a maximum of 1,500,000 stock options, performance shares (including RSUs) and shares of restricted stock. The 2000 Stock Incentive Plan ceased to be available for additional grants once our shareholders approved the 2013 Incentive Plan on May 23, 2013.

        On October 31, 2013, the Board terminated the Employee Stock Purchase Plan. Under the terms of the Employee Stock Purchase Plan, employees were entitled to purchase Common Stock of the Company at a price equal to 85% of the fair market value of the shares on the purchase date. The Employee Stock Purchase Plan was intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. The foregoing description does not purport to be a complete description of the rights and obligations of the Company or the participants under the Employee Stock Purchase Plan. The above description is qualified in its entirety by reference to the Employee Stock Purchase Plan, a copy of which is included as Exhibit 10.22 in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 16, 2007.

        The following table presents information as of December 31, 2013, with respect to the plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders:
2013 Incentive Plan(1)	1,302,152	$12.85	1,811,064
2000 Stock Incentive Plan(2)	2,123,485	$4.87	—
Employee Stock Purchase Plan(3)	—	—	—
Equity Compensation Plans Not Approved by Shareholders:
Individual Compensation Arrangement(4):	300,000	$7.45	—

Total	3,725,637		1,811,064

(1)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2013 Incentive Plan. To the extent that stock options or stock appreciation rights granted under the 2013 Incentive Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of Common Stock underlying such grants will again become available for purposes of the 2013 Incentive Plan.

(2)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2000 Stock Incentive Plan. Upon the approval of the 2013 Incentive Plan, no additional awards were issued under the 2000 Stock Incentive Plan and the shares remaining for future grant under the 2000 Stock Incentive Plan were transferred to the 2013 Incentive Plan. To the extent that stock options or stock appreciation rights granted under the 2000 Stock Incentive Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of Common Stock underlying such grants will again become available under the 2013 Incentive Plan.

(3)
The Employee Stock Purchase Plan was terminated effective December 31, 2013.

(4)
Represents inducement grants of stock options totaling 300,000 shares of the Company's common stock we made in connection with the appointment of our Chief Commercial Officer on April 1, 2013. The vesting schedule for 100,000 shares of Common Stock subject to this option grant is as follows: one hundred percent (100%) on the date of the Company's issuance of a quarterly or annual earnings release, as applicable, pertaining to the fiscal quarter during which the Company's cumulative revenues from all approved products (as determined in accordance with U.S. GAAP) first exceeds $25 million, subject to Mr. Pauls' continued employment with the Company through such date. The vesting schedule for 200,000 shares of Common Stock subject to this option grant is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant.

PROPOSALS FOR 2015 ANNUAL MEETING

        Shareholder proposals intended for inclusion in our Proxy Statement for the 2015 Annual Meeting of Shareholders must be received at our offices no later than the close of business on December 18, 2014. All such proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") and must be submitted to the Corporate Secretary, Insmed Incorporated, 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey 08852-1923.

        Under our Bylaws, any shareholder (as defined in our Bylaws) who wishes to present other business or nominate a director candidate at the 2015 Annual Meeting of Shareholders must give timely written notice of any such business or nomination to our Corporate Secretary in advance of the meeting. Such written notice must comply with the requirements in our Bylaws and must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary at the address given above no later than 120 days nor more than 150 days before the anniversary of the immediately preceding year's annual meeting. Accordingly, for the 2015 Annual Meeting of Shareholders, our Corporate Secretary must receive such written notice no earlier than December 30, 2014 and no later than January 29, 2015. If the date of the 2015 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 29, 2015 (the anniversary of this year's Annual Meeting), then the written notice must be received no later than the 120th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made. If a shareholder fails to meet these requirements or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote on any such business or nomination in accordance with our best judgment. Our Bylaws are available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance" or by submitting a written request to the Corporate Secretary, Insmed Incorporated, 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey, 08852.

ANNUAL REPORT ON FORM 10-K

        We will provide without charge to each person to whom this Proxy Statement has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, including the financial statements and financial statement schedules. Requests should be directed to Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey 08852, (732) 997-4517. In connection with any such request, we will provide a list of exhibits to the Annual Report on Form 10-K, and will provide copies of such exhibit upon the payment of a reasonable fee set forth in such listing.

 SEPARATE COPIES FOR BENEFICIAL HOLDERS

        Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single set of proxy materials and Annual Report to that address. Only one set of proxy materials and Annual Report will be delivered to such address unless we receive contrary directions from one or more of such beneficial owners. Any such beneficial owner can request a separate copy of these proxy materials or our Annual Report on Form 10-K for the year ended December 31, 2013 by contacting our Corporate Secretary as described above, and we will promptly provide a separate copy. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the Proxy Statement and Annual Report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

OTHER MATTERS

        The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board
/s/ CHRISTINE PELLIZZARI Christine Pellizzari, Corporate Secretary

April 17, 2014

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
INSMED INCORPORATED ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2014:

The Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 are available at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 28, 2014, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2014, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. INSMED INCORPORATED 9 DEER PARK DRIVE, SUITE C MONMOUTH JUNCTION, NJ 08852 M73647-P49803 To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below. INSMED INCORPORATED For All Withhold All For All Except The Board of Directors recommends you vote FOR each Director under Item 1: ! ! ! 1. Election of Directors Nominees 01) Donald Hayden Jr. 02) David W.J. McGirr The Board of Directors recommends you vote FOR Items 2 and 3: For Against Abstain ! ! ! 2. Advisory vote to approve the compensation of our named executive officers. ! ! ! 3. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Insmed Incorporated for the year ending December 31, 2014. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M73648-P49803 INSMED INCORPORATED Annual Meeting of Shareholders May 29, 2014 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Donald Hayden, Jr., William Lewis, Andrew T. Drechsler, and Christine Pellizzari or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of Common Stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 29, 2014, at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side